UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.  )
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HEALTHCARE SERVICES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTHCARE SERVICES GROUP, INC.
3220 Tillman Drive
Suite 300
Bensalem, Pennsylvania 19020
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 26, 2020
To the Shareholders of
HEALTHCARE SERVICES GROUP, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Shareholders of Healthcare Services Group, Inc. (the “Company”) will be held at the Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, Pennsylvania 19020, on May 26, 2020, at 10:00 A.M. (EDT), for the following purposes:

(1)	To elect ten directors;

(2)	To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2020;

(3)	To consider an advisory vote on a non-binding resolution to approve the compensation of certain of our executive officers disclosed in this Proxy Statement;

(4)	To approve and adopt the Company's 2020 Omnibus Incentive Plan; and

(5)	To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Only shareholders of record at the close of business on April 1, 2020 will be entitled to notice of and to vote at the Annual Meeting.
Important Notice Regarding the Availability of
Proxy Materials for the Shareholders
meeting to be held on May 26, 2020
The proxy statement and annual report to shareholders are available under “2020 Investor Materials” at www.proxydocs.com/hcsg.
Note Regarding Special Accommodation Due to Coronavirus (COVID-19)
In light of the COVID-19 health risks associated with crowds of people in close proximity with one another, we recognize that some of our shareholders who might normally attend the meeting in person might also be reluctant to do so because of the health risks. For anyone who elects not to attend the annual meeting but would still like to listen to the business portion of the annual meeting, and any other remarks made about the Company, we are making available an audio recording which we will post the following day on our website, investor.hcsgcorp.com, under the heading "Events & Presentations." For those shareholders, we would remind you to cast your votes by proxy, following the instructions within this Proxy Statement.
In the event we determine it is not possible or advisable to hold our Annual Meeting in person, we will publicly announce alternative arrangements as promptly as practicable before the meeting. Please monitor our website at investor.hcsgcorp.com for updated information.
Whether or not you expect to attend the Annual Meeting, shareholders can sign and promptly mail the enclosed proxy in order that your shares may be voted for you. A return envelope is provided for your convenience.

By Order of the Board of Directors,
JUDE VISCONTO Chairman

Dated:	April 24, 2020
Bensalem, Pennsylvania

HEALTHCARE SERVICES GROUP, INC.
3220 Tillman Drive
Suite 300
Bensalem, Pennsylvania 19020

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
May 26, 2020

SUMMARY OF THIS PROXY STATEMENT

This Proxy Statement contains information related to the annual meeting of shareholders (the “Annual Meeting”) of Healthcare Services Group, Inc. (the “Company,” “we,” “us” or “our”), to be held on Tuesday, May 26, 2020, beginning at 10:00 a.m. (EDT), at the Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, Pennsylvania 19020, and at any postponements or adjournments thereof.

At the Annual Meeting, shareholders will hear an update on the Company’s operations, have a chance to meet some of our directors and executives and will act on the following matters:

Proposal No.	Proposal Description	Recommendation of the Board
(1)	To elect ten directors;	FOR each of the nominees

(2)	To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2020;	FOR

(3)	To consider an advisory vote on a non-binding resolution to approve the compensation of certain of our executive officers disclosed in this Proxy Statement; and	FOR

(4)	To approve and adopt the Company's 2020 Omnibus Incentive Plan	FOR

Only holders of record of our Common Stock, $.01 par value (the “Common Stock”) at the close of business on April 1, 2020 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 74,414,691 shares of our Common Stock.

Each share of Common Stock entitles the holder thereof to one vote. This Proxy Statement is being mailed to shareholders on or about April 24, 2020.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 1

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. These include corporate governance standards and disclosure requirements resulting from the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). In addition, the NASDAQ Stock Market, LLC (“NASDAQ”) also has corporate governance and listing requirements. Our corporate governance policies are available on our website at http://investor.hcsgcorp.com/governance.

BOARD OF DIRECTORS.    The business of the Company is managed under the direction of the Board of Directors (the "Board"). The Board meets on a regularly scheduled basis during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings and also acts by unanimous written consent when necessary and appropriate. The Board met five times during the fiscal year ended December 31, 2019. During 2019, each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during 2019, and (ii) the total number of meetings held by each committee of the Board on which such member served during 2019.
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The 2020 nominees to serve on the Board are as follows:

Name, Age and Principal Occupations and Public Directorships for the past five years	Director Since
Robert L. Frome, Esq., 82, is Counsel to the law firm of Olshan Frome Wolosky LLP and prior thereto was a partner at such Firm for more than five years.	1983
John M. Briggs, CPA, 69, is the retired founder and formerly a Partner of BBD, LLP, a registered public accounting firm. Mr. Briggs from 2006 to 2016 was a board member and audit chairman of Crossmark Steward Funds, a Regulated Investment Company.	1993	[1,2]
Dino D. Ottaviano, 72, is the retired Principal of D2O Marketing, Inc., a provider of internet productivity tools founded in 2006. Previously, Mr. Ottaviano was employed for 23 years with Transcontinental Direct (successor to Communication Concepts, Inc.), a publicly held outsourcing printer, retiring in 2002 as Vice President of Business Development.	2007	[1]
Theodore Wahl, 46, has been the President and Chief Executive Officer of the Company, since May 2015. Mr. Wahl joined the Company in 2004. Prior to his appointment to President and Chief Executive Officer, Mr. Wahl served as President and Chief Operating Officer, Executive Vice President & Chief Operating Officer, Vice President of Finance, Regional Manager, Regional Sales Director, District Manager and Facility Manager. Prior to joining the Company, Mr. Wahl was a Senior Manager with Ernst & Young’s Transaction Advisory Group.	2011
Michael E. McBryan, 55, has been the Executive Vice President and Chief Revenue Officer of the Company, since April 2012. Mr. McBryan joined the Company in 1988. Prior to his appointment to Executive Vice President and Chief Revenue Officer, Mr. McBryan served as Senior Vice President, Divisional Vice President, Regional Sales Director, District Manager and Facility Manager.	2011
Diane S. Casey, RN, 66, is a retired Clinical Nursing Coordinator (CNC) of Endoscopy at Huntingdon Valley Surgery Center, an AAAHC accredited healthcare facility, where Ms. Casey worked for the past five years before her retirement in 2019. Previously, Ms. Casey was employed at Holy Redeemer Health Systems in various surgical nursing and management positions.	2011	[3,4]
John J. McFadden, 58, has been the Principal of Global Circulation Services, a provider of marketing and advertising services to Media and Publishing companies since 2008. Mr. McFadden previously worked at The McGraw-Hill Companies (parent company of Standard and Poor’s) where he held management positions within their global circulation, sales and outsourcing services departments for approximately 15 years.	2012	[3]
Jude Visconto, 46, has been a Principal of American Property Holdings, a real estate investment firm focused on the acquisition, development and management of multi-family/senior housing and commercial assets, for more than the past five years. Mr. Visconto is an active member of the real estate community and participates in a variety of industry-related associations including: The American Senior Housing Association, The Association of the National Investment Center for Senior Housing and Care and The National Association of Realtors.	2015	[5]
Daniela Castagnino, 45, is an Information Specialist at United Spinal Association, a national 501(c)(3) non-profit membership organization dedicated to enhancing the quality of life of all people living with spinal cord injuries and disorders (SCI/D), for more than the past five years. Previously, Ms. Castagnino was an international consultant for Lazos Profesionales Asociación Civil and the Inter-American Development Bank.	2018
Laura Grant, 39, is the Chief Operating Officer of Chatham Financial. Ms. Grant's previous roles at Chatham Financial include Managing Director in the Global Real Estate practice and co-head of Chatham's European business. Ms. Grant has concentrated on risk management strategies for Real Estate Investment Trusts (REITs), specializing in interest rate and foreign currency hedging. Prior to joining Chatham, Laura worked at Booz Allen Hamilton in the Capital Asset Management group.	New Nominee

1.Member of Audit Committee.
2.Lead Independent Director.
3.Member of Nominating, Compensation and Stock Option Committee.
4.Chairwomen of the Nominating, Compensation and Stock Option Committee.
5.Chairman of the Board of the Company.
6.If elected during the Annual Meeting, Ms. Grant will join the Audit Committee.

If Messrs. Briggs and Ottaviano are re-elected as Directors of the Company, and if Ms. Grant is elected, it is anticipated that such individuals will comprise the Audit Committee following the Annual Meeting with Mr. Briggs serving as the chairman of such committee.

If Ms. Casey and Mr. McFadden are re-elected as Directors of the Company, it is anticipated that such individuals will continue to comprise the Nominating, Compensation and Stock Option Committee (the "NCSO Committee") following the Annual Meeting with Ms. Casey serving as the chairwoman of such committee.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 3

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our shareholders. While the NCSO Committee has not established any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience in the industry the Company serves at the policy-making level in business, exhibit commitment to enhancing shareholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experience. The below matrix highlights each director nominees' individual strengths and focuses that they may contribute to the Board as a whole. The absence of a “check” for a particular expertise or experience also does not indicate the director in question is unable to contribute to the decision-making process in that area.

	Independent	Executive Experience	Financial Expertise	Industry Experience	Operational Experience	Real Estate Experience
Robert L. Frome	✓	✓	✓
John M. Briggs[1]	✓	✓	✓
Dino D. Ottaviano	✓	✓	✓		✓
Theodore Wahl		✓	✓	✓	✓
Michael E. McBryan		✓		✓	✓
Diane S. Casey[2]	✓			✓	✓
John J. McFadden	✓	✓			✓
Jude Visconto[3]	✓		✓	✓	✓	✓
Daniela Castagnino	✓		✓	✓	✓
Laura Grant	✓	✓	✓		✓	✓

1.Chairman of the Audit Committee
2.Chairwoman of the Nominating, Compensation and Stock Option Committee.
3.Chairman of the Board of Directors

Messrs. Wahl and McBryan, and Mmes. Casey and Castagnino have extensive experience in the healthcare services industry. Each of the aforementioned persons’ operational experience, in addition to Mr. Wahl’s financial expertise, enables them to provide guidance with respect to our operations. Also, since Mmes. Casey and Castagnino have not been employees of the Company and have served their careers in patient care and advocacy, respectively, we believe they bring a patient care perspective to the Company. For instance, Mmes. Casey and Castagnino may become aware of new developments related to the healthcare services industry before the Company’s management learns of such developments and their impact on patient-related issues. Additionally, Ms. Castagnino's experience with non-governmental and not-for-profit institutions provides valuable insight into a customer segment that supports the Company's growth strategy.

Mr. Visconto and Ms. Grant have real estate experience as a Principal of American Property Holdings and Chief Operating Officer of Chatham Financial, respectively. Mr. Visconto has specific experience in the acquisition, development and management of multi-family, senior housing and commercial assets. Mr. Visconto also has extensive experience with licensed operators, management companies and property owners, all of which align with our customer base. Among other qualifications, Ms. Grant has extensive experience with risk management strategies specific to the Real Estate Investment Trusts (REITs) and the REITs industry as well as financial expertise in the areas of capital and asset management.

Mr. Frome has extensive legal experience. In addition, Mr. Frome has also served as a member of the board of directors of other public companies and has extensive corporate finance, Securities and Exchange Commission (“SEC”) compliance and mergers and acquisitions experience, which experience aids his service to the Board. Mr. Frome also has extensive executive experience as he served as the managing partner of his law firm.

Mr. Briggs’ experience as a certified public accountant provide him with extensive financial and accounting expertise obtained from over thirty years in public accounting. Mr. Briggs qualifies as an audit committee financial expert under SEC guidelines. Mr. Briggs also brings executive experience to the Board as he served as a partner at his accounting firm.
Healthcare Services Group, Inc. | 2020 Proxy Statement | 4

Mr. Ottaviano, through his experience as a top-level marketing and operations executive for many years for two different companies, one of which was a public company, has a comprehensive understanding of business operations, including business development, as well as the compliance obligations of public companies.

Mr. McFadden has sales and marketing experience both as a Principal of his consulting company and through his experience at The McGraw Hill Companies that provide him with an understanding of a large public company’s operations, as well as the compliance obligations of a public company.

Board Leadership

Jude Visconto was appointed Chairman of the Board of Directors in 2017 and has served as an independent director since 2015. The Board believes that Mr. Visconto’s financial background and management experience are qualifications for the role of Chairman of the Board. In addition, Mr. Visconto’s experience is expected to bring additional perspective to the Board as the Company continues its growth and dedication to continued operational excellence in providing services to the post-acute, skilled nursing and senior living markets.

If Mr. Visconto is re-elected to the Board, it is the intention of the Board that he continue to serve as Chairman of the Board. As Chairman of the Board, Mr. Visconto’s duties include: (i) approving agendas, schedules and supporting information provided to the Board; (ii) ensuring the Board has full, timely and relevant information to support its decision-making requirements; (iii) performing the duties of the Chairman at Board meetings; (iv) consulting on the effectiveness of Board committees; (v) at his sole discretion, when necessary and appropriate, calling meetings of the Board’s non-employee directors; (vi) consulting as to the timeliness of the flow of information from the Company that is necessary for the directors to effectively perform their duties; (vii) serving as principal liaison between the non-employee, independent directors and the President and Chief Executive Officer; (viii) if requested by shareholders, being available for consultation and direct communication; and (ix) other duties requested by the Board. In addition, Mr. Visconto presides at executive sessions of the Board without the presence of management. We believe that including an independent chairman in our Board structure enhances the effectiveness of our Board. This structure strengthens our corporate governance by promoting active engagement, objectivity, independence and oversight of management.

The independent directors of the Board have also unanimously re-appointed John M. Briggs as the lead independent director. In the absence of the Chairman, the lead independent director will assume the responsibilities of the Chairman.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and our shareholders.

Board Committees

The Board has established an Audit Committee and a NCSO Committee to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2019 with respect to the Audit Committee and the NCSO Committee are described below:

AUDIT COMMITTEE.  The Audit Committee’s primary responsibilities, as described in the Amended and Restated Audit Committee Charter (a copy of which is available on the Company’s website, www.hcsg.com) include:

a.appointment, compensation and oversight of the Company’s Independent Registered Public Accounting Firm, who report directly to the Audit Committee, including (i) prior review of the Independent Registered Public Accounting Firm’s plan for the annual audit, (ii) pre-approval of both audit and non-audit services to be provided by the Independent Registered Public Accounting Firm and (iii) annual assessment of the qualifications, performance and independence of the Independent Registered Public Accounting Firm;

b.overseeing and monitoring the Company’s accounting and financial reporting processes and internal control system, audits of the Company’s financial statements and the quality and integrity of the financial reports and other financial information issued by the Company;

c.providing an open avenue of communication among the Independent Registered Public Accounting Firm and financial and other senior management and the Board;
Healthcare Services Group, Inc. | 2020 Proxy Statement | 5

d.reviewing with management and, where applicable, the Independent Registered Public Accounting Firm, prior to release, required annual, quarterly and interim filings by the Company with the SEC and the type and presentation of information to be included in earnings press releases;

e.reviewing material issues, and any analysis by management or the Independent Registered Public Accounting Firm, concerning accounting principles, financial statement presentation, certain risk management issues, such as the adequacy of the Company’s internal controls and significant financial reporting issues and judgments and the effect of regulatory and accounting initiatives on the Company’s financial statements;

f.reviewing with the Company’s legal counsel any legal matters that could have a significant effect on the Company’s financial statements, compliance with applicable laws and regulations and inquiries from regulators or other governmental agencies;

g.reviewing and approving all related party transactions between the Company and any director, executive officer, other employee or family member;

h.reviewing and overseeing compliance with the Company’s Code of Ethics and Business Conduct;

i.establishing procedures regarding the receipt, retention and treatment of, and the anonymous submission by employees of the Company of, complaints regarding the Company’s accounting, internal controls or auditing matters; and

j.reporting Audit Committee activities to the full Board and issuing annual reports to be included in the Company’s Proxy Statement.

If elected, each of Messrs. Ottaviano and Briggs and Ms. Grant are independent directors as such term is defined by Rule 5605(a)(2) of the NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Briggs has been designated as an “audit committee financial expert” and he satisfies the attributes required of audit committee financial experts pursuant to Section 407 of Sarbanes-Oxley.

The Audit Committee met ten times during fiscal year 2019. The report of the Audit Committee for the fiscal year ended December 31, 2019 is included herein under “Audit Committee Report” below.

NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE.  The NCSO Committee (currently composed of Ms. Casey and Mr. McFadden) assists the Board by:

a.developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company;

b.identifying, reviewing and evaluating individuals qualified to become Board members and recommending that the Board select director nominees for each annual meeting of the Company’s shareholders;

c.discharging the Board’s responsibilities relating to the compensation of Company executives; and

d.administering the Company’s equity-based compensation plans.

Each of Ms. Casey and Mr. McFadden are independent directors as such term is defined by Rule 5605(a)(2) of the NASDAQ listing standards. The NCSO Committee met once during fiscal year 2019 and also acts by unanimous written consent when necessary and appropriate.

The NCSO Committee has not adopted a policy or process by which shareholders may make recommendations to the NCSO Committee of candidates to be considered by this NCSO Committee for nomination for election as Directors. The NCSO Committee has determined that it is not appropriate to have such a policy because such recommendations may be informally submitted to and considered by the NCSO Committee under its Charter. Shareholders may make such recommendations by giving written notice to Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020, Attention: Corporate Secretary either by personal delivery or by United States mail. The Charter of the NCSO Committee is provided on the Company’s website, www.hcsg.com. The NCSO Committee has not established a formal process for identifying and evaluating nominees for Director, although generally the NCSO Committee may use multiple sources for identifying and
Healthcare Services Group, Inc. | 2020 Proxy Statement | 6

evaluating nominees for Director, including referrals from current Directors and shareholders. The NCSO Committee has identified certain qualifications it believes an individual should possess before it recommends such person as a nominee for election to the Board of Directors.

The NCSO Committee believes that nominees for Director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company’s shareholders. The NCSO Committee does not have a formal policy with respect to considering diversity in identifying nominees for directors however believes that diversity is an important factor in assessing potential board members along with the particular qualifications and experience required to meet the needs of the Board. Furthermore, as part of the NCSO Committee’s review of board composition, the board considers diversity of experience and background in an effort to ensure that the composition of directors ensures a strong and effective board. The NCSO Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of the NASDAQ listing standards and reflects a range of talents, skills, and expertise, particularly in the areas of management, leadership, and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

The report of the NCSO Committee regarding executive compensation for the fiscal year ended December 31, 2019 is included herein under the “Nominating, Compensation and Stock Option Committee Report” below.

Code of Ethics and Business Conduct

We have also adopted a Code of Ethics and Business Conduct for directors, officers and employees of the Company. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics and Business Conduct is posted on our website at www.hcsg.com.

Board Role in Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, including the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of certain aspects of the Company’s risk management process. Among its duties, the Audit Committee oversees the Company’s compliance with legal and regulatory requirements and the Company’s system of disclosure controls and system of internal financial, accounting and legal compliance controls. The Board receives a quarterly update from the Audit Committee, which includes a review of items addressed during prior quarters. Our NCSO Committee also considers and addresses risk as it performs its committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material risk.

The Company’s management is responsible for day-to-day risk management under the direction of Jason J. Bundick, the Company’s Executive Vice President, Chief Compliance Officer, General Counsel and Secretary. Our internal audit department serves as the primary monitoring and testing function for Company-wide policies and procedures, and manages the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Company conducts an annual review of the Company’s disclosure controls and procedures, code of ethics and billing and sales compliance. To the extent deemed necessary, the Company revises such procedures and policies. The Company also assesses environmental, social and governance risks and opportunities.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

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Directors’ Compensation

Directors who are also our employees are not separately compensated for their service as directors. Our non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash	Option Awards [1,2]	Total
John M. Briggs [3]	$56,000	$40,908	$96,908
Robert L. Frome [4]	$5,000	$40,908	$45,908
Robert J. Moss [5]	$15,000	$40,908	$55,908
Dino D. Ottaviano [6]	$16,000	$40,908	$56,908
Diane S. Casey [7]	$6,000	$40,908	$46,908
John J. McFadden [8]	$6,000	$40,908	$46,908
Jude Visconto [9]	$45,000	$40,908	$85,908
Daniela Castagnino [10]	$4,000	$40,908	$44,908

1.The amounts in this column do not reflect compensation actually received by the Director, nor do they reflect the actual value that will be recognized by the Director. Instead, the amounts represent the expense to be recognized for financial statement reporting purposes with respect to the grant date fair value of the 2019 option awards made to each Director. In accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, the fair value of the options was estimated using the Black-Scholes option valuation model.
2.All option awards granted in 2019 become vested and exercisable ratably over a five-year period on each yearly anniversary date of the grant.
3.Mr. Briggs had vested options to purchase 25,008 shares of Common Stock outstanding as of December 31, 2019.
4.Mr. Frome had vested options to purchase 30,009 shares of Common Stock outstanding as of December 31, 2019.
5.Mr. Moss had vested options to purchase 13,005 shares of Common Stock outstanding as of December 31, 2019. On April 21, 2020, Mr. Moss informed the Board that he will not stand for re-election to the Board at the Annual Meeting.
6.Mr. Ottaviano had vested options to purchase 20,958 shares of Common Stock as of December 31, 2019.
7.Ms. Casey had vested options to purchase 10,002 shares of Common Stock as of December 31, 2019.
8.Mr. McFadden had vested options to purchase 20,007 shares of Common Stock as of December 31, 2019.
9.Mr. Visconto had vested options to purchase 6,003 shares of Common Stock as of December 31, 2019.
10.Ms. Castagnino had no vested options as of December 31, 2019.

Directors’ Fees

The Company pays each non-employee director $1,000 for each regular or committee meeting of the Board attended. In addition, Messrs. Visconto and Briggs receive a quarterly retainer of $10,000 with respect to Mr. Visconto’s services as Chairman of the Board of Directors and Mr. Briggs’s services as Chairman of the Audit Committee and as an audit committee financial expert. In addition, as indicated above under Directors’ Compensation, Directors also receive stock option awards.

Procedures for Contacting Directors

The Board has established a process for shareholders to send communications to the Board. Shareholders may send communications to the Board generally or to a specific director at any time by writing to: Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020, Attention: Corporate Secretary. The Company reviews all messages received, and forwards any message that reasonably appears to be a communication from a shareholder about a matter of shareholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the chairwoman of the NCSO Committee. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of shareholder interest are not forwarded to the Board.

Non-Director Executive Officers

Our non-director executive officers for the 2019 fiscal year are listed below. For biographical information relating to Messrs. Wahl and McBryan, please refer to the Company’s Board nominees under Proposal 1 and the Board Qualifications section of this Proxy Statement.
Healthcare Services Group, Inc. | 2020 Proxy Statement | 8

Name, Age and Principal Occupations
John C. Shea, MBA, CPA, 48, Executive Vice President and Chief Financial Officer since April 2012. Mr. Shea had previously served as Secretary, Vice President of Finance & Chief Accounting Officer. Mr. Shea joined the Company in 2009 as the Director of Regulatory Reporting. Prior to joining the Company, Mr. Shea was a Senior Manager with Ernst & Young’s Transaction Advisory Services.
Jason J. Bundick, Esq., 43, Executive Vice President, Chief Compliance Officer, General Counsel & Secretary since December 2013. Mr. Bundick joined the Company in 2012 as Corporate Counsel. Prior to joining the Company, Mr. Bundick was an attorney with the law firm of Drinker Biddle & Reath LLP for more than five years.
Andrew W. Kush, 42, Executive Vice President and Chief Administrative Officer since June 2017. Mr. Kush had previously served as Senior Vice President of Human Resources & Risk Management since January 2013. Mr. Kush joined the Company in 2010 as the Vice President of Human Resources. Prior to joining the Company, Mr. Kush was a Vice President of Risk Management with PNC Financial Services Group, Inc. In February 2020, Mr. Kush was appointed to Executive Vice President and Chief Operating Officer.
David Hurlock[1], 45, Former Executive Vice President and Chief Operating Officer.

1.In 2019, our non-director executive officers included David Hurlock, whose resignation took effect as of July 31, 2019 and was no longer an executive officer as of December 31, 2019. All other executive officers listed herein were active at December 31, 2019.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We refer to our President and Chief Executive Officer, the Chief Financial Officer, and our three most highly compensated executive officers who were serving as executive officers at the end of our latest fiscal year as our Named Executive Officers (“NEOs”). For 2019, our NEOs also include David Hurlock who was no longer an executive officer at the end of 2019. In 2019, our NEOs were as follows:

Named Executive Officer	Role
Theodore Wahl	President, Chief Executive Officer & Director
John C. Shea	Executive Vice President & Chief Financial Officer
Michael E. McBryan	Executive Vice President, Chief Revenue Officer & Director
Andrew W. Kush[1]	Executive Vice President & Chief Administrative Officer
Jason J. Bundick	Executive Vice President, Chief Compliance Officer, General Counsel & Secretary
David Hurlock	Former Executive Vice President & Chief Operating Officer

1.Effective in February 2020, Mr. Kush was appointed to Chief Operating Officer

Compensation Objectives

NEO compensation is based on a combination of company and individual contributions to our performance, along with each NEO's level and scope of responsibility. Our NCSO Committee believes that the compensation paid is consistent with our overarching principle that compensation plans of senior operational officers should be closely aligned with our performance on both a short-term and long-term basis to create value for shareholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for executive officers, the following are the objectives of the Company and the NCSO Committee:
•Attract and retain individuals of superior ability and managerial talent;
•Aim to ensure officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our shareholders; and
•Enhance the officers’ incentive to maximize shareholder value, as well as promote retention of key personnel, by providing a portion of total compensation for management in the form of direct ownership in the Company through equity compensation.

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To support these objectives, the Company’s executive compensation program has the following characteristics:

What we do:		What we don’t do:
☑	Significant share ownership requirements for senior executives	☐	No employment agreements containing special severance payments such as golden parachutes
☑	Double-trigger requirements for vesting of equity awards on a change in control	☐	No hedging or engaging in derivative transactions related to Company shares
☑	A cap on the annual incentive payout for the Chief Executive Officer	☐	No gross-up payments to cover income taxes related to executive compensation
☑	Majority of NEO compensation is “at-risk”	☐	No repricing or backdating of stock options
☑	Operate a clawback policy that applies to “at-risk” variable compensation	☐	No retirement programs that are specific to executive officers
☑	Balance "at risk" compensation across short-term and long-term time horizons
☑	Company engages an independent compensation consultant

Compensation Oversight

Among its duties, the NCSO Committee is accountable for discharging the Board’s responsibilities relating to the compensation of Company executives. Accordingly, the NCSO Committee conducts an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers.

To achieve these objectives, our overall compensation program aims to pay our NEOs competitively, consistent with our success and their contribution to that success. To accomplish this we rely on programs that provide compensation in the form of both cash and equity. Although our NCSO Committee has not adopted any formal guidelines for allocating total compensation between cash and equity, the NCSO Committee considers the balance between providing short-term and long-term incentives which are designed to help align the interests of management with the interests of shareholders.

Determination of Compensation Awards

The compensation of the President and Chief Executive Officer of the Company is determined by the NCSO Committee. Such determination is based on a number of factors including, in order of importance:
•Consideration of the operating and financial performance of the Company, primarily its income before income taxes;
•Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and
•Consideration of the individual’s overall contribution to the Company.

The NCSO Committee has also historically taken into account input from other independent members of our Board in determining the compensation of the President and Chief Executive Officer. Compensation for the other NEOs is recommended by the President and Chief Executive Officer and reviewed by the NCSO Committee, taking into account the same factors described above.

The Company engages an independent compensation consultant who provides advice as requested in areas such as peer group composition, market benchmarking and executive compensation policy design.

Review of Compensation

In conducting the annual review of compensation, publicly available data relating to the compensation practices and policies of other companies within and outside our industry is collected to the extent it is available. The NCSO Committee believes that gathering information about the compensation practices of other companies is an important part of our compensation-related decision-making process.

Given the challenge that there are no other U.S. publicly-traded companies specifically engaged in the Company’s business, which provides housekeeping and food services solely to the healthcare industry and primarily to the long-term care segment of the industry, our comparator group has been developed looking at a broader cross-section of service industry companies. The
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following companies have been selected as reasonable comparators for talent as they operate in similar industries, are of similar size and scope, and/or have similar employee bases. That group consists of the following:

●	ABM Industries Incorporated	●	J&J Snack Foods Corp.
●	Amedisys, Inc.	●	ServiceMaster Global Holdings, Inc.
●	AMN Healthcare Services, Inc.	●	The Brink’s Company
●	Chemed Corporation	●	The Providence Service Corporation
●	Clean Harbors, Inc.	●	UniFirst Corporation
●	CoreCivic, Inc.

Based on the Company's size relative to the peer group, the NCSO Committee referenced a range around the peer group 50th percentile when reviewing total compensation levels for the President and Chief Executive Officer.

Given the challenges noted above in identifying directly comparable companies, if and when collected, market data is just one factor that the NCSO Committee considers in reaching decisions. Such other factors considered include individual performance, the trends in Company performance relative to broader market indices, the industry in which we operate, tax implications, and achievements in the Company’s social and sustainability efforts.

Shareholder Views

The NCSO Committee was pleased to see that the overwhelming majority of votes cast at the 2019 Annual Meeting of Shareholders approved, on an advisory basis, the compensation of the Company’s NEOs (“say-on-pay”). The NCSO Committee considered that support in its efforts to align the Company’s executive compensation policies with long-term shareholder interests.

Over the last three years the NCSO Committee has made a series of changes to the Company’s executive compensation programs in response to feedback. These changes have included:

•In 2017, formalizing the annual incentive program by using a primary performance metric, defining individual opportunities and operating a cap for the President and CEO.
•In 2018, introducing formal share ownership guidelines and retention requirements, and updating all change in control provisions to be double trigger.
•In 2019, approving a formal clawback policy applying to ‘at risk’ compensation.

In order to respond to feedback regarding the absence of a formal performance-based equity plan, the NCSO Committee has approved the introduction of performance stock unit grants, with the first awards to be made in 2021.

Long-term equity awards are currently made in a combination of stock options, that generate value based on the performance of the Company's share price, and restricted stock units. Performance share units will complement these vehicles by providing a
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formal multi-year performance requirement and augmenting our focus on long-term sustainable value creation and retention of critical talent. This change is further summarized below.

Compensation Program Review	Highlights		Rationale
Introduction of performance-based long-term equity award (Effective FY 2021)	s	Introduce performance stock units (PSUs) to be granted alongside stock options and restricted stock units (RSUs).	s	PSUs complement the existing long-term equity vehicles, which remain important tools for incentivizing sustainable stock price growth and retention.

	s	Vesting of PSUs will be assessed based on a three-year relative Total Shareholder Return (TSR) performance condition, with comparisons made to a broad-market index given the absence of a sufficiently large enough group of directly relevant peers.
			s	Given the Company currently does not provide guidance or set targets externally, a relative TSR performance condition is believed to be the most appropriate measure of performance (no requirement for Company-based targets to be set). It also aligns with our compensation objectives with its direct alignment to shareholder interests.

	s	As part of this change, the vesting period for stock options and RSUs will be reduced from five-years to three-years.
			s	A three-year time horizon provides consistency across all three vehicles, better aligns with market practice and is simpler to communicate and understand.

Alignment of Pay and Performance

The NCSO Committee believes that including stock options and restricted stock units as a significant component of compensation has successfully aligned pay with performance. This is evidenced through the fact that during the tenure of our current CEO, the outcome under the annual incentive plan and value of equity awarded has generally trended in line with performance. This will be further enforced following the introduction of PSUs.

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The chart below shows the value of equity granted to the President and Chief Executive Officer in the last three years versus the change in our TSR and Operating Income (indexed to 100%) over the period. When the value of equity is calculated as of the vesting date or as of March 20, 2020, there is a stronger correlation with performance than when Summary Compensation (grant date fair value) totals are used. This demonstrates the alignment of pay and performance as the value of long-term awards decreases as the stock price does.

Equity data collected from applicable proxy filings. Financial data are sourced from the S&P Capital IQ financial database. “SCT” values represent the grant-date fair value of the awards as disclosed in the applicable proxy filing. “Value at vesting” reflects the intrinsic value for award tranches that have vested as of 12/31/2019 using the close price for the estimated day of vesting; for award tranches that are unvested as of 12/31/2019, the closing stock price as of 03/20/2020 is used. “Value (3/20/2020)” reflects the intrinsic value of the entire award using the closing stock price as of 03/20/2020.

This analysis reinforces the NCSO Committee’s view that pay and performance have been suitably aligned despite the historic absence of a long-term plan with formal performance requirements beyond share price appreciation.

Elements of Compensation

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by companies in our industry. Base salaries are reviewed annually, and may be adjusted to take account of changes in responsibilities, individual performance, experience, practices in our compensation comparator group, and the state of our industry more broadly.

For our NEOs, salaries that were paid in 2019 were approved on 12/11/2018. Mr. Wahl's base salary as President and Chief Executive Officer was unchanged from 2018 and he has not received an increase for the last four years.

Messrs. Shea, McBryan, Kush, Bundick and Hurlock all received increases in their base salaries in 2019, ranging from 4.8% to 7.8% to better align compensation with that of other executive officers within the Company's peer group.

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Performance-Based Compensation. We structure our annual incentive program to reward certain executive officers based on the Company’s performance and our evaluation of the individual executive’s contribution to that performance. This allows executive officers to receive a significant portion of their compensation based on the results that they helped us to achieve. Performance-based compensation for our executive officers is defined as a percentage of the Company’s income before income taxes. This reflects the importance of income before income taxes in assessing our overall performance, providing line of sight to both top-line growth and the appropriate management of costs. This aligns with our strategic focus and Company Vision - To Be THE Choice For Our Customers - resulting in retention of and growth in relationships through good customer service, expansion of our services, effective execution in all that we do, and cost management. For NEOs other than the President and Chief Executive Officer, percentages can be modified up or down based on other aspects of quantifiable financial and operational performance for which the executive officers are accountable. Examples of the performance taken into account include facility growth, profitability, client retention and satisfaction, and overall management of their functional area. No discretion is applied in determining the total value of performance-based compensation for the President and Chief Executive Officer given his direct accountability to shareholders for our overall financial performance.

In 2019, the long-term and post-acute care industry continued to work through a challenging cycle that negatively impacted overall industry fundamentals. On-going occupancy pressures, lease costs issues and reimbursement uncertainty led to an unprecedented level of ownership turnover within the industry. The Company’s steadfast commitment to discipline in credit-related decisions impacted the willingness to continue servicing numerous client facilities and unfavorably impacted 2019 financial results. Notwithstanding the industry challenges, from an overall operational and financial stewardship point of view, the Board and NCSO Committee believed that in 2019, management performed well in a challenging environment involving high levels of industry stress and difficult market conditions. Management showed proactivity and innovation in identifying solutions to set the Company up for future success.

Key 2019 accomplishments included the following:

•Successfully transitioned a record number of over 500 facility ownership changes
•Generated record operating cash flow of $93.6 million, an increase of over 16% from the prior year
•Paid out record cash dividends of $59.0 million, with the fourth quarter of 2019 representing the 66th consecutive quarterly increase
•Demonstrated continued financial discipline and efficiency with ROA of 8.9%, ROE of 14.0% and ROIC of 16.8%
•Continued transition of customer payment terms from monthly to semimonthly or weekly, resulting in over 55% of customers on increased payment frequency model
•Further reduced workers compensation claim frequency, scope and severity, resulting in favorable loss development trends and decreased expense
•Completed the Company-wide implementation of the Workday® financial management module, a cloud-based financial & accounting ERP platform

For the President and Chief Executive Officer, performance-based compensation is subject to an overall maximum of two-times base salary. The total performance-based compensation earned by Mr. Wahl for 2019 was $638,220. Mr. Wahl elected to receive two-thirds of this compensation ($425,480) in the form of shares of Company Common Stock in early 2020. The balance of Mr. Wahl's 2019 performance-based compensation ($212,740) was paid in cash.

Performance-based compensation outcomes for the other NEOs were validated against the operational performance achievements towards which they contributed. The NCSO Committee agreed with the President and Chief Executive Officer's assessment that the outcome was an appropriate reflection of performance in the year, and so no upward or downward modification was applied. Accordingly the following payments were approved for our NEOs with respect to 2019 performance:

Named Executive Officer	2019 Cash Performance-Based Compensation	2019 Equity Performance-Based Compensation	2019 Performance Based Compensation (% of salary)
Theodore Wahl	$212,740	$425,480	63%
John C. Shea	$106,370	$—	19%
Michael E. McBryan	$127,644	$—	15%
Andrew W. Kush	$170,192	$—	42%
Jason J. Bundick	$85,096	$—	22%
David Hurlock	$71,018	$—	23%

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Discretionary Long-Term Equity Incentive Awards. The NCSO Committee is responsible for approving the population of individuals who will be granted equity awards, the number of equity awards each individual will receive, the option price per share (if applicable), and the vesting and exercise period (if applicable) of each award. Guidelines for the number of equity awards granted to each executive officer are determined using a procedure approved by the NCSO Committee based upon several factors, including the executive officer’s salary level, individual contributions to the Company’s performance and the value of the equity award at the time of grant. We grant equity awards at the fair market value of the underlying stock on the date of grant.

Long-term equity incentive awards are currently granted as a combination of stock options and restricted stock units. As noted previously, performance stock units will be introduced to the equity mix from 2021. The NCSO Committee believes that the use of stock options and restricted stock units provides a clear incentive to the NEOs to deliver long-term sustainable and profitable growth which translates into value creation for our shareholders, in a responsible way. The vesting of awards is phased over a period of five-years to reinforce this long-term focus.

In making its decision to grant these awards, the NCSO Committee considered the competitive challenges to our business and the resulting focus, efforts and expertise our executive officers have expended to meet these challenges and foster the growth and financial position of the Company. In determining award values the NCSO Committee considers a range of factors including not just competitive market data, but also the performance of the Company more generally and the contributions of individuals to our performance accomplishments in the prior year.

The following awards were approved and granted during 2019 to our NEOs:

Named Executive Officer	Stock Options (#)	Stock Option Grant Date Fair Value	Restricted Stock Units (#)	Restricted Stock Units Grant Date Fair Value	Total Grant Date Fair Value[1]
Theodore Wahl	50,000	$409,000	42,500	$1,720,825	$2,129,825
John C. Shea	10,000	$81,800	8,500	$344,165	$425,965
Michael E. McBryan	10,000	$81,800	8,500	$344,165	$425,965
Andrew W. Kush	10,000	$81,800	8,500	$344,165	$425,965
Jason J. Bundick	10,000	$81,800	8,500	$344,165	$425,965
David Hurlock	10,000	$81,800	8,500	$344,165	$425,965
1.All awards granted vest and are exercisable ratably over a five-year period on each yearly anniversary of the grant date of the award.

In January 2019, 2018 and 2017, the NCSO Committee granted options to purchase an aggregate of approximately 140,000, 135,000 and 101,000 shares of Common Stock, respectively, to our NEOs and directors. In January 2019, 2018 and 2017, the NCSO Committee granted restricted stock units of an aggregate of approximately 85,000, 60,000, and 68,000 shares, respectively, to our NEOs. See the table entitled Grant of Plan-Based Awards included in this Proxy Statement for more information on the 2019 grants. The NCSO Committee has also granted awards to all other levels of Company management and key employees providing collective alignment.

Deferred Compensation Plan.    We have a Supplemental Executive Retirement Plan (the “SERP”) for certain executives and key employees. The SERP is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended. The SERP allows participants to defer up to 25% of their earned income on a pre-tax basis. As of the last day of each plan year, each participant will receive a 25% match of up to 15% of their deferral in the form of our Common Stock based on the then current market value. SERP participants fully vest in our matching contribution three years from the first day of the initial year of participation. The income deferred and our matching contributions are unsecured and subject to the claims of our general creditors.

Under the SERP, we are authorized to issue up to 1,013,000 shares of our Common Stock to our employees. Pursuant to such authorization, approximately 364,000 shares are available for future grant at December 31, 2019. As of December 31, 2019 and since the initiation of the SERP, the Company’s 25% match has resulted in approximately 649,000 shares being issued to the trustee. At the time of issuance, such shares are accounted for at cost, as treasury stock. At December 31, 2019, approximately 295,000 of such shares are vested and remain in the respective active participants’ accounts.

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Employee Stock Purchase Plan.    We have an Employee Stock Purchase Plan (“ESPP”) for all eligible employees. All full-time and certain part-time employees who have completed two years of continuous service with us are eligible to participate. In August 2016, the Board of Directors extended the ESPP for an additional five offerings through 2021. Annual offerings commence and terminate on the respective year’s first and last calendar day. Under the ESPP, we are authorized to issue up to 4,050,000 shares of our Common Stock to our employees. Pursuant to such authorization, we have 2,127,000 shares available for future grant at December 31, 2019. Furthermore, under the terms of the ESPP, eligible employees may contribute through payroll deductions up to $21,250 (85% of IRS limitation) of their compensation toward the purchase of the Company’s Common Stock. No employee may purchase Common Stock which exceeds $25,000 in fair market value (determined on the date of grant) for each calendar year. The price per share is equal to the lower of 85% of the fair market price on the first day of the offering period, or 85% of the fair market price on the day of purchase.

Other Elements of Compensation and Perquisites.

Medical Insurance. We provide to each NEO and their respective spouses and children such health, dental and optical insurance as we may from time to time make available to our management employees. This insurance requires an employee co-payment of the insurance premium.

Life and Disability Insurance. We provide to each NEO such disability and/or life insurance as we in our sole discretion may from time to time make available to our other management employees.

Automobile Allowance. We provide some NEOs with an automobile allowance during the term of their employment with us as we in our sole discretion may from time to time make available to our other management employees.

Sporting Event Tickets. We obtain season tickets for several Philadelphia sports teams. Although these tickets are intended to be used for entertaining clients, unused tickets are made available to employees, including the NEOs, for personal use.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the NCSO Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Company has structured its compensation program so that certain employees are incentivized primarily on their ability to achieve revenue and profit objectives of the customer accounts under their supervision and generate new business. Additionally, incentive compensation is earned on the achievement of certain non-financial objectives at levels across the Company, such as recruiting and developing future management personnel, reviewing subordinate employees, maintaining good client relations and compliance with Company operational reporting requirements. The Company believes that elements of this incentive policy may be subject to abuse. Specifically, the Company recognizes that incentivizing employees for new business generation could result in employees entering into agreements without conducting proper due diligence or an appropriate analysis of the creditworthiness of the prospective client. Similarly, employees may be tempted to hire employees prior to their quarterly review in order to meet their recruitment goals. The Company recognizes that managers may be tempted to give better performance reviews of their subordinates in order to boost the appearance of their own performance. Also, the Company recognizes that in preparing budgets upon which an employee will be reviewed, an employee may seek to be too conservative in his or her estimates in order to more easily achieve performance targets. The Company has carefully designed its compensation policies and practices to diminish the potential abuses inherent in such programs to avoid unnecessary risks to the Company and its shareholders.

One of the ways in which the NCSO Committee believes the chance of inappropriate risk-taking is indirectly mitigated is the high levels of stock ownership among our executive officers. In response to feedback, the NCSO Committee has adopted a formal stock ownership program, detailed below.

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Stock Ownership Guidelines

As of January 1, 2018, the NCSO Committee adopted stock ownership guidelines for the Company’s executive officers. The guidelines provide that for the Company’s executive officers in place as of January 1, 2018, the executive officers should hold an amount of Company stock with a value that is at least equal to a specified multiple of their base salary within five years of the adoption of the guidelines. Future executive officers must attain the guideline ownership within five years of the date that they become executive officers. In accordance with this policy, the President and Chief Executive Officer is required to hold stock with a value of at least six times his base salary, while the Company’s other executive officers are required to hold stock with a value of at least two times their base salary.

Stock ownership includes shares owned outright, unvested restricted stock and restricted stock units, and stock equivalents held under deferred compensation arrangements. Additionally, one-half of the guidelines may be met by vested, in-the-money stock options held by the executive. If an executive does not meet their ownership requirement on the applicable measurement date, the executive must retain all net shares from the exercise of stock options and the vesting of restricted stock and restricted stock units until compliance is achieved. The following table indicates our active NEOs and their compliance status with the stock ownership guidelines as of December 31, 2019.

Named Executive Officer	Ownership Requirement (% of salary)	Current Ownership (% of salary)
Theodore Wahl	600%	1,003%
John C. Shea[1]	200%	164%
Michael E. McBryan	200%	273%
Andrew W. Kush[1]	200%	193%
Jason J. Bundick[1]	200%	157%
1.Messrs. Shea, Kush and Bundick have until January 1, 2023 to obtain compliance with the Stock Ownership Guidelines

Change of Control

In April 2018, the Board amended the terms of the Prior Plan to include a “double-trigger” approach to vesting of stock awards upon a change in control, rather than providing vesting solely upon such change in control (a “single-trigger” approach). Under a double-trigger approach, vesting would occur if a change in control occurs and the outstanding equity awards are not fully assumed, or where the outstanding equity awards are fully assumed by the resulting entity and the participant is subsequently terminated or resigns for good reason. Such provisions were also included in the Company's 2020 Omnibus Incentive Plan. We believe a double-trigger approach provides adequate employment protections and reduces, for the shareholders’ benefit, potential transaction costs associated with the awards.

Clawback Policy

In April 2019, the Board of Directors approved and implemented a clawback policy that provides the NCSO Committee with the discretion to clawback performance-based and equity compensation in the event of restatement of Company financial statements. The NCSO Committee will review all performance-based and equity compensation awarded to or earned by our officers subject to Section 16(b) of the Exchange Act during the three-year period prior to any to restatement of the Company’s financial results. If the NCSO Committee determines such officer engaged in intentional or unlawful misconduct which materially contributed to the need for such restatement, the NCSO Committee may determine that a clawback is appropriate.

Stock Trading Black-Out Period

Under the Company’s insider trading policy, officers, non-employee directors, and key personnel may purchase or sell our securities only during “non black-out periods”, which begin on the second business day following the date of each quarterly earnings announcement and ends at the close of trading on the Monday of the third week in the third month of the fiscal quarter. Additionally, the Company has adopted a policy which prohibits our officers, non-employee directors, and key personnel from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock.

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Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued during the Company’s prior three fiscal years, as applicable, for the Company’s NEOs.

		Salary	Stock Awards[1]	Option Awards[1]	Non-Equity Incentive Plan Compensation[2]	Nonqualified Deferred Compensation Earnings	All Other Compensation[3]	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Theodore Wahl	2019	1,005,108	2,150,050	409,000	212,740	37,729	12,257	3,826,884
President & Chief Executive Officer & Director	2018	1,005,108	2,073,709	524,000	249,793	37,692	10,796	3,901,098
	2017	1,005,108	1,799,983	255,600	333,084	37,692	10,095	3,441,562

John C. Shea	2019	564,375	344,165	81,800	106,370	22,822	13,924	1,133,456
Executive Vice President & Chief Financial Officer	2018	523,558	312,360	104,800	99,911	22,798	12,340	1,075,767
	2017	450,000	380,017	14,058	66,483	18,718	5,822	935,098

Michael E. McBryan	2019	850,000	347,916	81,800	127,644	37,006	21,054	1,465,420
Executive Vice President & Chief Revenue Officer & Director	2018	811,413	320,443	104,800	149,867	36,975	20,312	1,443,810
	2017	102,492	123,063	127,800	888,000	37,143	12,150	1,290,648

Andrew W. Kush[4]	2019	403,125	344,165	81,800	170,192	21,014	11,461	1,031,757
Executive Vice President & Chief Administrative Officer	2018	374,038	312,360	104,800	199,822	21,007	10,112	1,022,139
	2017	324,518	334,730	51,120	199,448	12,562	—	922,378

Jason J. Bundick	2019	387,500	344,165	81,800	85,096	5,866	11,462	915,889
Executive Vice President & Chief Compliance Officer & General Counsel & Secretary	2018	367,500	312,360	104,800	99,911	5,866	9,001	899,438
	2017	366,202	334,730	51,120	132,965	8,663	1,900	895,580

David Hurlock[5]	2019	303,846	347,916	81,800	71,018	22,621	308,660	1,135,861
Former Executive Vice President & Chief Operating Officer	2018	434,135	316,149	104,800	199,822	22,585	9,900	1,087,391
	2017	286,058	380,011	63,900	189,644	17,302	12,700	949,615

1.The total amounts in these columns do not reflect compensation actually received by the NEO, nor do they reflect the actual value that will be recognized by the NEO. Instead, the amounts reflect the aggregate grant date fair value of restricted stock and restricted stock unit awards, incentive awards received in stock, ESPP awards and stock option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. A more detailed discussion of the assumptions used in calculating these values may be found in Note 10 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019. Refer also to the Compensation Discussion and Analysis for further information.
2.Amounts shown in this column represent annual performance-based cash payments under the annual incentive program, as described in the Compensation Discussion and Analysis. No future pay-outs will be made with respect to any of the plan-based awards under the plan.
3.Includes automobile allowance, contributions paid by the Company towards employee’s health insurance premiums and personal use of tickets for sporting events. Mr. Hurlock's 2019 other compensation is inclusive of a one-time payment related to his resignation from the Company in 2019.
4.Mr. Kush was appointed Executive Vice President and Chief Operating Officer on February 11, 2020. Prior thereto, he was Executive Vice President and Chief Administrative Officer, a position he has held since 2017.
5.Mr. Hurlock's 2019 compensation reflects a pro-rata portion of his total annual compensation based upon his resignation date.

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Grant of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by us during the year ended December 31, 2019, to each of the NEOs.

	Grant Date	Date Award Approved	Estimated Future Payouts Under Equity Incentive Plan Awards[1]	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Options Awards	Grant Date Fair Value of Stock and Option Awards
Name			Target (#)	(#)	(#)	($/sh)	($)
Theodore Wahl	1/4/2019	12/11/2018	—	42,500	50,000	$40.49	$2,129,825
	12/31/2019	12/11/2018	13,720	—	—	$31.01	$425,457
John C. Shea	1/4/2019	12/11/2018	—	8,500	10,000	$40.49	$425,965
Michael E. McBryan	1/4/2019	12/11/2018	—	8,500	10,000	$40.49	$425,965
Andrew W. Kush	1/4/2019	12/11/2018		8,500	10,000	$40.49	$425,965
Jason J. Bundick	1/4/2019	12/11/2018	—	8,500	10,000	$40.49	$425,965
David Hurlock	1/4/2019	12/11/2018	—	8,500	10,000	$40.49	$425,965
1.Represents the shares received during 2020 as a result of Mr. Wahl's election to receive a portion of his 2018 performance-based compensation in Company Common Stock. The grant date of such shares is reflected as the date in which the total amount of such performance-based compensation is earned by Mr. Wahl.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company has not entered into employment contracts with any of the NEOs. No previously granted options or other equity-based awards were re-priced or otherwise materially modified during the fiscal year ended December 31, 2019. As set forth above in the “Compensation Discussion and Analysis,” the Company believes that part of the compensation for the NEOs should be in the form of long-term equity grants so as to align the interests of the NEOs with the Company’s shareholders. In accordance with these objectives, Mr. Wahl received stock options to purchase 50,000 shares of Common Stock and restricted stock units of 42,500. Messrs. Shea, McBryan, Hurlock, and Kush each received stock options to purchase 10,000 shares of Common Stock, and restricted stock units of 8,500. These stock options and restricted stock units vest over five years, as an incentive to the NEOs to increase the long-term value of the Company and thereby increase the value of its Common Stock.
Healthcare Services Group, Inc. | 2020 Proxy Statement | 19

Outstanding Equity Awards at December 31, 2019

The following table summarizes the outstanding equity awards of each of the NEOs as of December 31, 2019:

		Option Awards				Stock Awards
Name	Grant Date[1]	Vested, Exercisable	Unvested	Option Exercise Price	Option Expiration Date	Unvested[2]	Market Value of Unvested[3]
Theodore Wahl	1/6/2011	15,000	—	$16.11	1/6/2021	—	$—
	1/5/2012	15,000	—	$17.50	1/5/2022	—	$—
	1/4/2013	15,000	—	$23.50	1/4/2023	—	$—
	1/3/2014	15,000	—	$28.02	1/3/2024	—	$—
	1/5/2015	15,000	—	$30.30	1/5/2025	1,500	$36,480
	1/4/2016	12,000	3,000	$34.14	1/4/2026	6,000	$145,920
	1/4/2017	18,000	12,000	$39.38	1/4/2027	18,000	$437,760
	1/4/2018	20,000	30,000	$52.06	1/4/2028	24,000	$583,680
	1/4/2019	10,000	40,000	$40.49	1/4/2029	42,500	$1,033,600

John C. Shea	1/5/2012	5,000	—	$17.50	1/5/2022	—	$—
	1/4/2013	5,000	—	$23.50	1/4/2023	—	$—
	1/3/2014	6,250	—	$28.02	1/3/2024	—	$—
	1/5/2015	1,650	—	$30.30	1/5/2025	330	$8,026
	1/4/2016	1,320	330	$34.14	1/4/2026	860	$20,915
	1/4/2017	990	660	$39.38	1/4/2027	5,790	$140,813
	1/4/2018	4,000	6,000	$52.06	1/4/2028	4,800	$116,736
	1/4/2019	2,000	8,000	$40.49	1/4/2029	8,500	$206,720

Michael E. McBryan	1/6/2011	15,000	—	$16.11	1/6/2021	—	$—
	1/5/2012	15,000	—	$17.50	1/5/2022	—	$—
	1/4/2013	15,000	—	$23.50	1/4/2023	—	$—
	1/3/2014	15,000	—	$28.02	1/3/2024	—	$—
	1/5/2015	15,000	—	$30.30	1/5/2025	500	$12,160
	1/4/2016	12,000	3,000	$34.14	1/4/2026	1,250	$30,400
	1/4/2017	9,000	6,000	$39.38	1/4/2027	1,875	$45,600
	1/4/2018	4,000	6,000	$52.06	1/4/2028	4,800	$116,736
	1/4/2019	2,000	8,000	$40.49	1/4/2029	8,500	$206,720

Andrew W. Kush	1/6/2011	2,000	—	$16.11	1/6/2021	—	$—
	1/5/2012	5,000	—	$17.50	1/5/2022	—	$—
	1/4/2013	5,000	—	$23.50	1/4/2023	—	$—
	1/3/2014	5,000	—	$28.02	1/3/2024	—	$—
	1/5/2015	5,000	1,000	$30.30	1/5/2025	125	$3,040
	1/4/2016	4,800	1,200	$34.14	1/4/2026	400	$9,728
	1/4/2017	3,600	2,400	$39.38	1/4/2027	5,100	$124,032
	1/4/2018	4,000	6,000	$52.06	1/4/2028	4,800	$116,736
	1/4/2019	2,000	8,000	$40.49	1/4/2029	8,500	$206,720

Jason J. Bundick	1/4/2013	700	—	$23.50	1/4/2023	—	$—
	1/3/2014	3,000	—	$28.02	1/3/2024	—	$—
	1/5/2015	5,000	1,000	$30.30	1/5/2025	—	$—
	1/4/2016	6,000	2,400	$34.14	1/4/2026	400	$9,728
	1/4/2017	6,000	3,600	$39.38	1/4/2027	5,100	$124,032
	1/4/2018	10,000	8,000	$52.06	1/4/2028	4,800	$116,736
	1/4/2019	10,000	10,000	$40.49	1/4/2029	8,500	$206,720

David Hurlock	1/4/2013	5,000	—	$23.50	1/4/2023	—	$—
	1/3/2014	6,250	—	$28.02	1/3/2024	—	$—
	1/5/2015	7,500	—	$30.30	1/5/2025	225	$5,472
	1/4/2016	6,000	1,500	$34.14	1/4/2026	600	$14,592
	1/4/2017	4,500	3,000	$39.38	1/4/2027	900	$21,888
Healthcare Services Group, Inc. | 2020 Proxy Statement | 20

9/7/2017	—	—	$—	—	3,843	$93,462
1/4/2018	4,000	6,000	$52.06	1/4/2028	4,800	$116,736
1/4/2019	2,000	8,000	$40.49	1/4/2029	8,500	$206,720

1.Options and stock awards vest 20% per year on the anniversary of the grant date for each of the five years subsequent to the grant date.
2.Unless otherwise noted herein, restricted stock awards and restricted stock units vest at the rate of 20% annually, commencing on the first anniversary from the grant date, subject to accelerated vesting upon certain terminations of employment following certain corporate transactions involving the Company. The shares of Common Stock underlying the restricted stock awards and restricted stock units will be issued upon vesting.
3.Valued based on the closing price of a share of the Company’s Common Stock on December 31, 2019 as reported on the NASDAQ Global Select Market ($24.32).

Option Exercises and Stock Vested During 2019

The following table sets forth information concerning the option exercises and stock awards vested of each of the NEOs during the year ended December 31, 2019:

	Stock Option Awards		Restricted Stock and Restricted Stock Units
	Number of Shares Acquired On Exercise	Value Realized on Exercise	Number of Shares Acquired On Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Theodore Wahl	11,250	$112,000	17,250	$697,410
John C. Shea	—	$—	4,015	$162,394
Michael E. McBryan	—	$—	3,325	$134,108
Andrew W. Kush	—	$—	3,295	$133,317
Jason J. Bundick	—	$—	3,295	$133,317
David Hurlock	—	$—	2,150	$86,880

Non-Qualified Deferred Compensation

The following table sets forth information concerning the non-qualified deferred compensation of each of the NEOs during the year ended December 31, 2019, as well as the aggregate balance of non-qualified deferred compensation as of December 31, 2019.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Loss in Last FY	Aggregate Balance at Last FYE
Theodore Wahl	$263,165	$65,791	$268,607	$2,650,906
John C. Shea	$100,643	$25,161	$129,897	$1,029,208
Michael E. McBryan	$247,028	$37,054	$404,659	$5,924,866
Andrew W. Kush	$88,010	$22,003	$43,477	$576,437
Jason J. Bundick	$25,303	$6,326	$37,572	$289,039
David Hurlock	$66,085	$—	$149,395	$1,313,023

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following information about the relationship of the annual total compensation of the Company's employees and the annual total compensation of the President and Chief Executive Officer. The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

At December 31, 2019, we had over 49,000 employees (full-time and part-time), all located in the United States.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 21

We determined the total annual compensation for our employees for the year ended December 31, 2019 using data from our payroll records for the month of December 2019, which we then extrapolated for the full year of 2019. The components of total annual compensation for our employees are the same as those used to determine the total compensation of our NEOs for the purposes of the Summary Compensation table. We did not make any full-time equivalent adjustments for part-time employees. The results were then ranked, excluding the President and Chief Executive Officer, from lowest to highest, and the median employee was identified. We then compared the total annual compensation of the median employee to that of the President and Chief Executive Officer. The total annual compensation of the median employee for the year ended December 31, 2019 was $23,610. For the year ended December 31, 2019, the ratio of our President and Chief Executive Officer’s total annual compensation to that of our median employee was approximately 162:1.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Healthcare Services Group, Inc. | 2020 Proxy Statement | 22

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting, ten directors of the Company are to be elected, each to hold office for a term of one year. All nominees currently serve as Directors, with the exception of Laura Grant. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named in Directors, Executive Officers and Corporate Governance above to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualified. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected. Brokers that do not receive shareholder instructions are not entitled to vote for the election of directors because an uncontested election is considered a “non-routine” matter. Hence, shareholders who hold their shares through brokerage accounts and who would like to vote in favor of the director nominees will need to instruct their brokerage firm to vote for the Company’s nominees.

The Board of Directors recommend a vote “FOR” all nominees.

Vote Required
Healthcare Services Group, Inc. has implemented plurality voting in uncontested elections of directors. Accordingly, the Company's bylaws provide that in an uncontested election of directors the affirmative vote of (a) a plurality of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting and (b) a majority of the shares required to constitute a quorum is required to elect a director.
Healthcare Services Group, Inc. | 2020 Proxy Statement | 23

PROPOSAL NO. 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2020. Said firm has no other relationship to the Company. The Board recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the Independent Registered Public Accounting Firm of the Company for the year ending December 31, 2020. A representative of Grant Thornton LLP, which has served as the Company’s Independent Registered Public Accounting Firm since December 1992, will be present at the forthcoming shareholders’ meeting with the opportunity to make a statement if so desired and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent registered public accounting firm.

The Board of Directors recommend a vote “FOR” the approval and ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2020.

Vote Required
Approval of Proposal No. 2 requires the affirmative vote of (a) the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to and (b) a majority of the shares required to constitute a quorum.

Fees Paid to Auditors

The following table sets forth the fees billed by the Company's independent registered public accounting firm during fiscal years 2019 and 2018:

	2019	2018
Audit fees [1]	$1,047,000	$1,498,000
Audit-related fees [2]	—	—
Tax fees [3]	—	28,000
All other fees [4]	—	—
	$1,047,000	$1,526,000

1.Audit fees billed by Grant Thornton LLP related to the audits of the Company’s annual financial statements and internal control over financial reporting; the review of the Company’s financial statements included in the quarterly reports on Form 10-Q; review of documents filed with the SEC; and reimbursement for direct out-of-pocket expenses.
2.Audit-related fees relate to professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
3.Tax fees billed by Grant Thornton LLP for services relating to tax compliance, tax advice and tax planning.
4.All other fees relate to professional services not included in the categories above, including services related to other regulatory reporting requirements.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 24

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recognizes the significant interest of shareholders in executive compensation matters. Pursuant to amendments to Section 14A of the Exchange Act and the shareholder vote on the frequency of the advisory vote on executive compensation at our 2017 Annual Meeting of Shareholders, we are providing our shareholders with an annual opportunity to cast an advisory vote (commonly referred to as “say-on-pay”) to approve the compensation of our Named Executive Officers.

We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers (which consist of our President and Chief Executive Officer, Chief Financial Officer, and our other four highest paid executive officers in 2019), as such compensation is disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. Our compensation philosophy and framework have resulted in compensation for our Named Executive Officers that is tied to the Company’s financial results and the other performance factors described in the section of this Proxy Statement entitled Compensation Discussion and Analysis. These programs focus on rewarding the types of performance that increase shareholder value, link executive compensation to the Company’s long-term strategic objectives and align executive officers’ interests with those of our shareholders. The Company believes that its executive compensation programs, which emphasize long-term equity awards and variable compensation, satisfy these goals. A substantial portion of each executive’s total compensation is intended to be variable and delivered on a pay-for-performance basis.

Our Board of Directors believes that the information provided above and within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests and support long-term value creation.

The Board of Directors recommend a vote “FOR” the adoption of the following non-binding resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

This say-on-pay vote is advisory, and therefore not binding on the Company, the Nominating, Compensation and Stock Option Committee or our Board of Directors.

Vote Required
Approval of Proposal No. 3 requires the affirmative vote of (a) the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to and (b) a majority of the shares required to constitute a quorum.
Healthcare Services Group, Inc. | 2020 Proxy Statement | 25

PROPOSAL NO. 4
APPROVAL OF HEALTHCARE SERVICES GROUP, INC.
2020 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to approve the new Healthcare Services Group, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”). On April 21, 2020, the Board approved the 2020 Plan, subject to approval by our stockholders at the Annual Meeting. The adoption of the 2020 Plan is necessary to allow us to continue to make our customary annual long-term incentive awards and other equity awards to attract, retain and motivate our officers, key employees and directors and to continue to link the interests of participants to those of the Company’s stockholders. If approved by our stockholders, the 2020 Plan would replace the Second Amended and Restated Healthcare Services Group, Inc. 2012 Equity Incentive Plan (the “Prior Plan”) for all future equity grants, and we would no longer issue awards under the Prior Plan. Awards previously granted under the Prior Plan would be unaffected by the adoption of the 2020 Plan, and they would remain outstanding under the terms pursuant to which they were previously granted. If our stockholders do not approve the 2020 Plan, the Prior Plan will remain in effect in its current form until the earlier of its expiration on May 29, 2022, its termination by the Board or the date on which the remaining shares available for issuance thereunder are depleted, following which date we will no longer have an equity-based compensation plan pursuant to which we may issue long-term incentive awards.

Key Aspects of the 2020 Plan

Proposed Share Reserve:
The number of shares of our common stock that will be reserved for issuance pursuant to the 2020 Plan will not exceed the sum of 2,500,000 shares and any shares originally reserved under the Prior Plan that, after May 26, 2020, are forfeited, terminated, lapsed, or satisfied thereunder in cash or property other than shares. As of April 21, 2020, there were 560,000 shares subject to outstanding equity awards, and 300,000 shares remaining available for grant, under the Prior Plan. The closing price of a share of our common stock on April 21, 2020 reported on NASDAQ Global Select Market was $20.88.

Minimum Vesting:	The 2020 Plan includes a minimum vesting period for all awards granted thereunder of one year from the date of grant, subject to certain limited exceptions (including an exception for up to 5% of the shares reserved for issuance under the 2020 Plan).

No “Liberal” Share Recycling:
Under the 2020 Plan, any shares withheld from any award to cover taxes or any exercise price, and any shares tendered to exercise outstanding options or repurchased on the open market using exercise price proceeds, will not be again be available for issuance thereunder.

No Dividends or Dividend Equivalents Paid on Unvested Awards:	To the extent that any award under the 2020 Plan contains a right to receive dividends or dividend equivalents while such award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Non-Employee Director Limit:	The 2020 Plan contains an annual limit of $300,000 on the cash and equity compensation that may be paid or awarded to a non-employee director in any fiscal year with respect to his or her service as a non-employee director.

No Repricing of Stock Options or Stock Appreciation Rights:	The 2020 Plan prohibits the repricing of stock options and stock appreciation rights and cash buyouts of underwater options and stock appreciation rights without stockholder approval.
Plan Term:
The 2020 Plan will expire on May 26, 2030, unless earlier terminated by the Board or the Compensation Committee of the Board (the “Committee”), but awards granted prior to such date may extend beyond that date.

Clawback Provisions:	Awards granted under the 2020 Plan are subject to any compensation recoupment policy adopted by the Company from time to time. In addition, awards under the 2020 Plan are subject to potential forfeiture in the event of a participant’s violation of a non-competition and/or non-solicitation obligation.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 26

Description of the 2020 Plan

The principal purposes of the 2020 Plan are to: (a) encourage profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) to give participants an incentive for excellence in individual performance; (c) to promote teamwork among participants; and (d) to give the Company a significant advantage in attracting and retaining key employees, directors, and consultants. To accomplish such purposes, the 2020 Plan provides that the Company may grant options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and restricted stock units), other share-based awards, other cash-based awards, or any combination of the foregoing. When considering new grants of share-based or option-based awards, we intend to take into account previous grants of such awards. A summary of the material provisions of the 2020 Plan is set forth below. This summary is qualified by reference to the full text of the 2020 Plan, which has been included as Appendix [A] to this proxy statement and is incorporated by reference herein.

Administration. The 2020 Plan is administered by the Committee (referred to below as the plan administrator). The plan administrator has the power to determine the terms of the awards granted under the 2020 Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2020 Plan.

Eligible Participants. Certain employees, non-employee directors and consultants are eligible to be granted awards under the 2020 Plan, other than incentive stock options, which may be granted only to employees. As of April 21, 2020, there were currently approximately 54,000 people, including five officers and eight non-employee directors who would potentially be eligible to receive awards under the 2020 Plan.

Shares Available for Awards; Award Limits. The number of shares of our common stock reserved for issuance under the 2020 Plan is equal to the sum of (i) 2,500,000 shares and (ii) any shares subject to outstanding awards under the Prior Plan that, after May 26, 2020, are forfeited, terminated, lapsed, or satisfied thereunder in cash or property other than shares. A maximum of 2,500,000 shares may be issued under the 2020 Plan pursuant to incentive stock options. The number of shares issued or reserved pursuant to the 2020 Plan will be adjusted by the plan administrator, as they deem appropriate and equitable, as a result of stock splits, stock dividends, and similar changes in our common stock. The maximum number of shares subject to awards granted during any fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year with respect to such director’s service as a non-employee director, will not exceed $300,000 in total value (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes).

Any shares of common stock subject to an award under the 2020 Plan that, after the effective date thereof, are forfeited, cancelled, settled or otherwise terminated without a distribution of shares of common stock to a participant will thereafter be deemed to be available for awards. However, none of the following will be added back to the shares authorized for grant under the 2020 Plan: (i) shares otherwise issuable or issued in respect of, or as part of, any award withheld to cover taxes or any applicable exercise price, (ii) shares subject to share-settled stock appreciation rights or options that are exercised, (iii) shares tendered to exercise outstanding options or other awards or to cover applicable taxes on such awards, or (iv) shares repurchased on the open market using exercise price proceeds. Shares underlying awards that are subject to the achievement of performance goals shall be counted against the share reserve based on the target value of such awards unless, and until, such time as such awards become vested and settled in shares, and awards that, pursuant to their terms, may be settled only in cash shall not count against the share reserve.

Adjustments. If there is any change in the Company’s capitalization resulting from a merger, consolidation, reclassification, or other corporate transaction, a stock split, reorganization, or other change in corporate structure, the plan administrator will adjust the number and kind of shares of stock or other securities permitted to be delivered under the 2020 Plan, adjust the terms of outstanding awards, including the number and kind of shares of stock or other securities subject to outstanding awards, in each case as and to the extent the plan administrator determines an adjustment to be appropriate and equitable, to prevent dilution or enlargement of rights.

Minimum Vesting Requirement. Except in the case of substitute awards, awards granted under the 2020 Plan will be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the foregoing, the plan administrator may provide, in an award agreement or following the time of grant, that the vesting of an award will accelerate in the event of a participant’s death or disability, and the plan administrator may grant awards covering 5% of the shares reserved for issuance under the 2020 Plan without regard to the minimum vesting provision. The vesting of any unvested awards granted to non-employee directors will be deemed to satisfy the one-year minimum vesting provision if the awards vest on the earlier of the
Healthcare Services Group, Inc. | 2020 Proxy Statement | 27

one-year anniversary of the date of grant and the next regular annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.

Stock Options. Under the 2020 Plan, the plan administrator may grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. Stock options are a variable component of compensation designed to incentivize the participants to grow the Company and to increase the value of our shares. The plan administrator will establish the duration of each option at the time it is granted, with a maximum duration of 10 years (or in the case of a ten percent (10%) stockholder within the meaning of Section 422(b)(6) of the Internal Revenue Code, five years) from the date such option is granted, and may also establish vesting performance requirements that must be met prior to the exercise of options. Stock option grants must have an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of our common stock already owned by the option holder with a fair market value equal to the exercise price. Dividends may not be paid on awards of stock options under the 2020 Plan. Unless otherwise directed by a participant in writing, each vested and unexercised option held by a participant who is actively in service with the Company will automatically be exercised on the last business day before such option expires, so long as the per-share exercise price of the option is less than the fair market value of a share on that date.

Stock Appreciation Rights. The plan administrator may also grant stock appreciation rights, which will be exercisable upon the occurrence of certain contingent events. Stock appreciation rights are a variable component of compensation designed to retain key employees. Stock appreciation rights entitle the holder upon exercise to receive an amount in any combination of cash and shares (as determined by the plan administrator) equal in value to the excess of the fair market value of the shares covered by the stock appreciation rights over the exercise price of the right. Unless otherwise directed by a participant in writing, each vested and unexercised stock appreciation right held by a participant who is actively in service with the Company will automatically be exercised on the last business day before such stock appreciation right expires, so long as the per-share exercise price of the stock appreciation right is less than the fair market value of a share on that date.

Restricted Shares. The plan administrator may also grant restricted shares, which are awards of our shares of common stock that vest in accordance with the terms and conditions established by the plan administrator. A participant holding restricted shares will generally have the rights of a stockholder with respect to such shares; however, the plan administrator will determine in the award agreement whether the participant will be entitled to receive dividends on such shares. Restricted shares are a variable component of compensation also available to retain key employees when deemed appropriate.

Restricted Stock Units. Restricted stock units represent the right to receive shares of common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, we must deliver to the holder of the restricted stock unit, unrestricted shares of our common stock, which will be freely transferable. A participant holding restricted stock units will have no voting rights with respect thereto. The plan administrator will determine in the award agreement whether the participant will be entitled to receive dividend equivalents on such restricted stock units. Restricted stock units are a variable component of compensation also designed to retain key employees when deemed appropriate.

Performance-Based Awards. Performance-based awards are denominated in shares, stock units, or cash, and are linked to the satisfaction of performance criteria established by the plan administrator. Performance-based awards are a variable component of compensation designed to reward key management for achieving annual performance goals. The performance-based criteria applicable to such awards shall be determined by the plan administrator and may include, but are not limited to, any of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total stockholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of our shares; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the plan administrator in its sole discretion; or any combination of, or a specified increase in, any of the foregoing.

Other Awards. In addition to the awards described above, the plan administrator may grant other incentives payable in cash or shares under the 2020 Plan as it deems consistent with the terms of the 2020 Plan and subject to such other terms and conditions as it deems appropriate.

Dividends and Dividend Equivalents. To the extent that any award under the 2020 Plan contains a right to receive dividends or dividend equivalents while such award remains unvested, notwithstanding anything in the 2020 Plan to the
Healthcare Services Group, Inc. | 2020 Proxy Statement | 28

contrary, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Deferrals of Payment. The plan administrator may determine that the delivery of shares or cash upon the vesting, exercise or settlement of an award under the 2020 Plan may or will be deferred in accordance with applicable law.

Change in Control Provisions. The plan administrator may provide in the applicable award agreement that an award under the 2020 Plan will vest on an accelerated basis upon the participant’s termination of employment or service in connection with a change in control. However, unless otherwise provided in an award agreement, in the event of a change in control: (i) the plan administrator may provide that any or all outstanding awards shall be assumed and continued or an equivalent award substituted by the company’s successor or a parent or subsidiary of such successor in connection with such change in control transaction; provided, however, that if within two (2) years following such change in control, a participant’s employment is terminated by the Company or its successor without cause or the participant resigns for good reason, any awards not previously vested shall immediately become vested and/or exercisable; and (ii) with respect to such outstanding awards that are not assumed and continued or an equivalent award is not substituted by the Company’s successor or parent or subsidiary of such successor in connection with such change in control transaction, then any such awards that have not previously vested shall immediately become vested and/or exercisable.

Amendment and Termination. The Board or the Committee may alter, amend, modify, or terminate the 2020 Plan at any time; provided that the approval of our stockholders will be obtained for any amendment to the 2020 Plan that requires stockholder approval under the rules of the stock exchange on which our shares of common stock are then listed or in accordance with other applicable law. In addition, without stockholder approval, to the extent required by the rules of the stock exchange(s) on which the shares are traded, except as otherwise permitted under the “equitable adjustments” provisions of the 2020 Plan, (i) no amendment or modification may reduce the exercise price of any stock option or stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable stock exchange(s). No modification of an award will, without the prior written consent of the participant, adversely alter or impair the rights of a participant under the 2020 Plan.

Compliance with Applicable Laws. We intend for awards granted under the 2020 Plan to be designed, granted, and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code.

New Plan Benefits

Future awards under the 2020 Plan will be made at the discretion of the plan administrator based on such factors as the plan administrator deems relevant at the time the awards are made. Accordingly, awards that may be granted under the 2020 Plan are not determinable at this time.

Summary of Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that generally applies to Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 2020 Plan. A participant may also be subject to state, local and foreign taxes.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant if the participant was continuously employed by the Company or an affiliate from the date of the grant of the option until the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess, if any, of the fair market value of the stock at the time of the exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 29

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to a corresponding deduction. If the holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will generally be entitled to a corresponding deduction. In addition, the participant will recognize capital gain or loss equal to the difference between the amount realized and the value of the shares on the date of exercise.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Restricted Stock and Performance-Based Shares. A grant of restricted stock or performance-based shares will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder of restricted stock during the restricted period also will be compensation income to the participant, and the Company will generally be entitled to a corresponding deduction when the dividends no longer are subject to a substantial risk of forfeiture or become transferable. A participant may be permitted to elect, pursuant to Section 83(b) of the Internal Revenue Code, to have income recognized at the date a restricted stock award or performance share award, as the case may be, is granted and to have the applicable capital gain holding period commence as of that date. In such a case, the Company would be entitled to a corresponding deduction on the date of grant.

Restricted Stock Units. A grant of restricted stock units (including performance-based restricted stock units) will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction. Upon vesting and issuance of the underlying shares, the holder will realize ordinary income in an amount equal to the then fair market value of the issued shares, and the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Dividend equivalents paid to the holder of restricted stock units during the restricted period also will be compensation income to the participant, and the Company will generally be entitled to a corresponding deduction when the dividend equivalents are paid.

Performance Awards and Other Share-Based or Cash-Based Awards. A grant of a performance award or other stock-based or cash-based award will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction. Upon payment of cash or the vesting or issuance of the underlying shares, the participant will realize ordinary income in an amount equal to the cash received or the then fair market value of the issued shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Internal Revenue Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million.

Tax Withholding. As a condition to the delivery of any shares to the recipient of an award, the Company may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award.

Importance of Consulting a Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon Federal income tax rules as of the date hereof and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on their particular situation, each recipient should consult their tax adviser as to the federal, state, local, foreign and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of an award.

The Board of Directors recommend a vote “FOR” the 2020 Equity Incentive Plan as described in Proposal No. 4
Healthcare Services Group, Inc. | 2020 Proxy Statement | 30

Vote Required
Approval of Proposal No. 4 requires the affirmative vote of (a) the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to and (b) a majority of the shares required to constitute a quorum.

EQUITY COMPENSATION PLAN

The following table sets forth the Company’s equity compensation plans, on an aggregated basis, the number of shares of our common stock subject to outstanding stock awards, the weighted-average exercise price of stock awards, and the number of shares remaining available for future award grants as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Issued and not Exercised) (c)
	(in thousands, except per share amounts)
Equity compensation plans approved by security holders	2,107	[1]	$32.99	3,285	[2]
Equity compensation plans not approved by security holders	—
Total	2,107		$32.99	3,285

1.Represents shares of Common Stock issuable upon exercise of outstanding stock awards granted under the Prior Plan and carryover shares from pre-existing plans.
2.Includes stock awards to purchase 0.8 million shares available for future grant under the Prior Plan, 2.1 million shares available for issuance under the Company’s 1999 Employee Stock Purchase Plan (the “1999 Plan”) as amended and 0.4 million shares available for issuance under the Company’s Amended and Restated Deferred Compensation Plan (the "Deferred Compensation Plan"). Treasury shares may be issued under the 1999 Plan and the Company’s Amended and Restated Deferred Compensation Plan.
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Audit Committee Report

The members of the Audit Committee from January 1, 2019 to December 31, 2019 were Messrs. Briggs, Moss and Ottaviano. The Audit Committee met ten times during the fiscal year ended December 31, 2019. The Audit Committee is responsible for the appointment of the Independent Registered Public Accounting Firm for each fiscal year, recommending the discharge of the Independent Registered Public Accounting Firm to the Board and confirming the independence of the Independent Registered Public Accounting Firm. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the Independent Registered Public Accounting Firm’ compensation for performing such audit; reviewing the Company’s audited financial statements; and reviewing and approving the Company’s internal accounting controls and disclosure procedures, and discussing such controls and procedures with the Independent Registered Public Accounting Firm.

A copy of the Company's Amended and Restated Audit Committee Charter is available on the Company’s website at www.hcsg.com.

The Company’s Independent Registered Public Accounting Firm is responsible for auditing the financial statements, as well as auditing the Company’s internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or to alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the Independent Registered Public Accounting Firm.

In connection with the audit of the Company’s financial statements for the year ended December 31, 2019, the Audit Committee met with representatives from Grant Thornton LLP, the Company’s Independent Registered Public Accounting Firm, and the Company’s internal auditors. The Audit Committee reviewed and discussed with Grant Thornton LLP and the Company’s internal auditors, the Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing Standard.

The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP’s independence. In December 2019, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP’s independence required by Public Company Accounting Oversight Board Rule 3526.

In addition, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2019, as well as management’s assessment of internal controls over financial reporting.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s financial statements audited by Grant Thornton LLP, as well as the audit of the Company’s internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

AUDIT COMMITTEE
John M. Briggs, Chairman
Robert J. Moss
Dino D. Ottaviano
Healthcare Services Group, Inc. | 2020 Proxy Statement | 32

Nominating, Compensation and Stock Option Committee Report

The compensation of the President and Chief Executive Officer of the Company is determined by the Nominating, Compensation and Stock Option Committee. Such Committee’s determinations regarding such compensation are based on a number of factors including, in order of importance:
•Consideration of the operating and financial performance of the Company, primarily its income before income taxes;
•Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and
•Consideration of the individual’s overall contribution to the Company.

In consultation with the President and Chief Executive Officer of the Company, the Nominating, Compensation and Stock Option Committee develops guidelines and reviews the compensation and performance of the other executive officers of the Company, and sets the compensation of the executive officers of the Company and/or any management fees paid by the Company for executive services when needed. In addition, the Nominating, Compensation and Stock Option Committee makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans, and establishes criteria for the granting of options in accordance with such criteria; and administers such plans. The Nominating, Compensation and Stock Option Committee reviews major organizational and staffing matters. With respect to director compensation, the Nominating, Compensation and Stock Option Committee designs a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term shareholder interests. Finally, the Nominating, Compensation and Stock Option Committee reviews director compensation levels and practices, and may recommend, from time to time, changes in such compensation levels and practices to the Board, with equity ownership in the Company encouraged. The Nominating, Compensation and Stock Option Committee’s charter provides that the Nominating, Compensation and Stock Option Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.

The Nominating, Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE
Diane S. Casey, Chairwoman
John J. McFadden
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 1, 2020, regarding the beneficial ownership of Common Stock by each person or group known by the Company to own: (i) 5% or more of the outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) the Named Executive Officers as defined in Item 402(a)(3) of Regulation S-K and (iv) all current directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Name and Beneficial Owner or Group[1]	Amount and Nature of Beneficial Ownership		Percent of Class[2]
BlackRock, Inc.[3]	9,189,387	4	12.3%
The Vanguard Group, Inc.[3]	7,694,250	5	10.3%
William Blair Investment Management, LLC.[3]	5,681,592	6	7.6%
Mackenzie Financial Corporation[3]	4,285,061	7	5.8%
Theodore Wahl	464,556	8	-	23
Michael E. McBryan	163,684	9	-	23
David Hurlock	53,330	10	-	23
John M. Briggs	50,175	11	-	23
Andrew W. Kush	48,135	12	-	23
Robert L. Frome	44,916	13	-	23
John C. Shea	44,274	14	-	23
Jason J. Bundick	35,274	15	-	23
Dino D. Ottaviano	26,392	16	-	23
John J. McFadden	25,007	17	-	23
Robert J. Moss	18,006	18	-	23
Diane S. Casey	15,003	19	-	23
Jude Visconto	10,004	20	-	23
Daniela Castagnino	1,001	21	-	23
Laura Grant	—		-	23
Directors and Executive Officers as a group (15 persons)	1,035,031	22	1.4%

1.Unless otherwise indicated, the address of all persons is c/o Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020.
2.Based on 74,414,691 shares of Common Stock outstanding at April 1, 2020.
3.The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
The address of William Blair Investment Management, LLC. is 150 North Riverside Plaza, Chicago, IL 60606.
The address of Mackenzie Financial Corporation is 180 Queen Street West, Toronto, Ontario A6 M5V 3K1.
4.According to a Schedule 13G filed by BlackRock, Inc. on February 4, 2020, it has total beneficial ownership of 9,189,387 shares. Such beneficial ownership includes sole voting power with respect to 8,964,185 shares, and sole dispositive power with respect to 9,189,387 shares.
5.According to a Schedule 13G filed by The Vanguard Group, Inc. on February 12, 2020, it has total beneficial ownership of 7,694,250 shares. Such beneficial ownership includes sole voting power with respect to 155,034 shares, shared voting power with respect to 17,258 shares, sole dispositive power with respect to 7,530,407 shares and shared dispositive power with respect to 163,843 shares.
6.According to a Schedule 13G filed by William Blair Investment Management, LLC. on February 10, 2020, it has total beneficial ownership of 5,681,592 shares. Such beneficial ownership includes sole voting power with respect to 5,091,941 shares, and sole dispositive power with respect to 5,681,592 shares.
Healthcare Services Group, Inc. | 2020 Proxy Statement | 34

7.According to a Schedule 13G filed by Mackenzie Financial Corporation on February 13, 2020, it has total beneficial ownership of 4,285,061 shares. Such beneficial ownership includes sole voting power with respect to 4,285,061 shares, and sole dispositive power with respect to 4,285,061 shares.
8.Theodore Wahl’s beneficial ownership includes incentive stock options to purchase 34,598 shares, and non-qualified stock options to purchase 100,402 shares, all currently exercisable, and 15,097 shares credited to Mr. Wahl’s account (but unissued) in connection with the Company’s SERP. Additionally, it includes 84,490 and 35,615 shares held by Mr. Wahl’s wife and minor children, respectively.
9.Michael E. McBryan’s beneficial ownership includes incentive stock options to purchase 27,112 shares and non-qualified stock options to purchase 74,888 shares, all currently exercisable, and 37,921 shares credited to Mr. McBryan’s account (but unissued) in connection with the Company’s SERP.
10.David Hurlock’s beneficial ownership includes incentive stock options to purchase 18,337 shares and non-qualified stock options to purchase 16,913 shares, all currently exercisable and 6,900 shares credited to Mr. Hurlock’s account (but unissued) in connection with the Company’s SERP.
11.John M. Briggs’ beneficial ownership includes non-qualified stock options to purchase 30,008 shares, all currently exercisable.
12.Andrew W. Kush’s beneficial ownership includes incentive stock options to purchase 25,348 shares and non-qualified stock options to purchase 11,052 shares, all currently exercisable and 3,547 shares credited to Mr. Kush’s account (but unissued) in connection with the Company’s SERP.
13.Robert L. Frome’s beneficial ownership includes non-qualified stock options to purchase 35,009 shares, all currently exercisable.
14.John C. Shea’s beneficial ownership includes incentive stock options to purchase 22,061 shares and non-qualified stock options to purchase 4,149 shares, all currently exercisable and 5,369 shares credited to Mr. Shea’s account (but unissued) in connection with the Company’s SERP.
15.Jason J. Bundick’s beneficial ownership includes incentive stock options to purchase 13,325 shares and non-qualified stock options to purchase 9,775 shares, all currently exercisable and 3,839 shares credited to Mr. Bundick’s account (but unissued) in connection with the Company’s SERP.
16.Dino D. Ottaviano’s beneficial ownership includes non-qualified stock options to purchase 25,958 shares, all currently exercisable.
17.John J. McFadden’s beneficial ownership includes non-qualified stock options to purchase 25,007 shares, all currently exercisable.
18.Robert J. Moss’ beneficial ownership includes non-qualified stock options to purchase 18,006 shares, all currently exercisable.
19.Diane S. Casey’s beneficial ownership includes non-qualified stock options to purchase 15,003 shares, all currently exercisable.
20.Jude Visconto’s beneficial ownership includes non-qualified stock options to purchase 10,004 shares, all currently exercisable.
21.Daniela Castagnino's beneficial ownership includes non-qualified stock options to purchase 1,001 shares, all currently exercisable.
22.Includes 517,956 shares underlying stock options granted to this group. All stock options reflected in the security ownership table are currently exercisable; also includes 72,673 shares credited to the accounts of the executive officers (but unissued) in connection with the Company’s SERP.
23.Less than 1% of the outstanding shares.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 35

GENERAL INFORMATION

2020 Annual Meeting of Shareholders

Courtyard Philadelphia	May 26, 2020
Bensalem, Pennsylvania 19020	10:00 a.m. Eastern Daylight Time

The Record Date for the Annual Meeting is April 1, 2020. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting. You are invited to vote on the proposals described in this Proxy Statement because you were a Healthcare Services Group, Inc. shareholder on the Record Date, April 1, 2020.

What constitutes a quorum?

In order to carry on the business of the Annual Meeting, we must have a quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is required to constitute a quorum at the Annual Meeting.

How many votes are required to approve each proposal?

Election of Directors

The affirmative vote of a plurality of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for the election to our Board of Directors of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors.

Ratification of Independent Registered Public Accounting Firm, Approval of Executive Compensation and Approval of the Company's 2020 Equity Incentive Plan

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote is required for approval of Proposal No. 2, Proposal No. 3 and Proposal No. 4.

How are votes counted?

You may either vote ‘FOR’ or ‘WITHHOLD’ authority to vote for each nominee for election to the Board. You may vote ‘FOR,’ ‘AGAINST’ or ‘ABSTAIN’ on Proposal No. 2, Proposal No. 3 and Proposal No. 4. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have no effect on the vote of the particular proposal. If you sign and submit a proxy card without voting instructions, your shares will be voted ‘FOR’ each director nominee, ‘FOR’ Proposal No. 2, Proposal No. 3 and Proposal No. 4 and ‘FOR’ or ‘AGAINST’ any other proposal as recommended by the Board.

What is a broker non-vote?

If shareholders do not give their brokers instructions as to how to vote shares held in street name, the brokers have discretionary authority to vote those shares on ‘routine’ matters, such as the ratification of the independent registered public accounting firm, but not on ‘non-routine’ proposals, such as the election of directors, the advisory vote regarding executive compensation and the adoption of the 2020 Equity Incentive Plan. As a result, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers will be counted as present for the purpose of determining whether there is a quorum at the Annual Meeting, but will not be counted or deemed to be present in person or by proxy for the purpose of determining whether our shareholders have approved that matter.

How to Vote

You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 36

How Proxies Work

Our Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct.

Proxies submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board's recommendations.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

Revoking a Proxy

A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

Attending in Person

Only shareholders, their proxy holders, and our invited guests may attend the Annual Meeting. For security purposes, all persons attending the Annual Meeting must bring identification with photo. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the Annual Meeting. For example, you could bring an account statement showing that you owned shares of the Company’s Common Stock as of the Record Date as acceptable proof of ownership.

Expenses; Proxy Solicitation

All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, facsimile, email or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

Deadline for Shareholder Proposals

Under our Second Amended and Restated By-laws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an annual meeting, or to propose any business to be considered at an annual meeting, must deliver advance notice of such nomination or business to the Company. The shareholder must be a shareholder as of the date the notice is delivered and at the time of the annual meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our Second Amended and Restated By-laws for a director nomination or other business. With respect to the 2021 annual meeting, such notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices no later than the close of business on April 12, 2021 (the 120th day prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting). Shareholders who desire to present a proposal to be included in our proxy statement for our 2021 annual meeting must submit the proposal to us no later than April 12, 2021 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Any such proposal must be sent in writing to the Secretary of the Company at the principal executive offices.

Director Independence

In accordance with the listing requirements of NASDAQ, a majority of the current members of the Company’s Board of Directors are independent, namely: John M. Briggs, Diane S. Casey, Robert L. Frome, John J. McFadden, Robert J. Moss, Dino D. Ottaviano, Daniela Castagnino and Jude Visconto. In addition, Laura Grant, a new nominee Director, is also independent under NASDAQ listing standards. Accordingly, if Messrs. Briggs, Frome, McFadden, Moss, Ottaviano, and Visconto and Mmes. Casey and Castagnino are re-elected as members of the Board of Directors, and if Ms. Grant is elected as a member of the Board of Directors, a majority of the members of the Company’s Board of Directors will continue to be independent.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 37

Compensation Committee Interlocks and Insider Participation

No member of the NCSO was an officer or employee of the Company or any subsidiary of the Company during the fiscal year ended December 31, 2019. No member of the NCSO Committee was a member of the compensation committee of another entity during the fiscal year ended December 31, 2019. None of our executive officers was a director or a member of the NCSO Committee of another entity during the fiscal year ended December 31, 2019. There were no transactions between any member of the NCSO Committee and the Company during the fiscal year ended December 31, 2019 requiring disclosure pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

Certain relationships and transactions with related parties

The Company’s Audit Committee is responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer, other employee or family member thereof. The Audit Committee does not have a formal written policy which sets forth its policies and procedures with respect to reviewing a related party transaction. The Audit Committee, however, will not approve any transaction unless the transaction is on terms comparable to those available to unaffiliated third parties and have terms reasonably expected to benefit the Company.

Matthew J. McKee, MBA, the brother-in-law of Theodore Wahl, joined the Company in 2004 and is currently employed by the Company as Chief Communications Officer. During 2019, Mr. McKee earned total compensation for such service of approximately $689,000, consisting of $323,000 in base salary, $92,000 of incentive compensation, $204,000 of stock awards, $57,000 in option awards, nothing in non-qualified deferred compensation earnings and $12,000 of other compensation. Management believes that the compensation earned by Mr. McKee is comparable to the compensation the Company would pay to a non-relative employee in a similar position.

Other Matters

So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the Annual Meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the Annual Meeting, or any adjournment or postponement thereof, in accordance with the discretion of the persons named therein.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 38

ANNUAL REPORT

The 2019 Annual Report to Shareholders, including financial statements, is available under “2019 Proxy Materials” at www.proxydocs.com/HCSG. Certain information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 21, 2020, is incorporated by reference to this Proxy Statement.

By Order of the Board of Directors,
JUDE VISCONTO Chairman

Dated:	April 24, 2020
Bensalem, Pennsylvania

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020 or by visiting the Company’s website at www.hcsg.com.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 39

EXHIBIT A

HEALTHCARE SERVICES GROUP, INC.
2020 OMNIBUS INCENTIVE PLAN

Section 1. General.
The purposes of the Healthcare Services Group, Inc. 2020 Omnibus Incentive Plan (the “Plan”) are to: (a) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (d) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Administrator" means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.

(b) "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(c) "Articles of Incorporation" means the articles of incorporation of the Company, as amended and/or restated from time to time.

(d) "Automatic Exercise Date" means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(k) or the Stock Appreciation Right pursuant to Section 8(h).

(e) "Award" means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

(f) "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.

(g) "Bylaws" means the bylaws of the Company, as may be amended and/or restated from time to time.

(h) "Beneficial Owner" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(i) "Board" means the Board of Directors of the Company.

(j) "Cause" means, with respect to any Participant, (i) “cause” as defined in an unexpired employment agreement or any other similar type of agreement applicable to the Participant, or (ii) in the case of a Participant who does not have an employment agreement or any other similar type of agreement or has an employment agreement or any other similar type of agreement that does not define “cause”: (A) any act or omission that constitutes a material breach by the Participant of any of such Participant’s obligations under such Participant’s employment agreement (if any) with the Company or any of its Subsidiaries, the applicable Award Agreement or any other agreement with the Company or any of its Subsidiaries; (B) the willful and continued failure or refusal of the Participant substantially to perform the duties required of such Participant as an Employee of the Company or any of its Subsidiaries, or performance significantly below the level required or expected of the Participant, as determined by the Administrator; (C) any willful violation by the Participant of any federal or state law or regulation applicable to the business of the Company or any of its Subsidiaries or Affiliates including, but not limited to, the
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rules and regulations promulgated by the Securities and Exchange Commission as well as the provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Participant’s commission of any felony or other crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud; or (D) any other misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries or Affiliates.

(k) "Change in Capitalization" means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Shares or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(l) "Change in Control" means the occurrence of any of the following:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of fifty percent (50%) or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(ii) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iii) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than fifty percent (50%) of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their Affiliates; or

(iv) a Person shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates; or

(v) a majority of the members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

For purposes of this definition, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act.

For each Award that constitutes deferred compensation under Code Section 409A, a transaction shall constitute a Change in Control only if it also constitutes a "change in control event" under the regulations under Code Section 409A.

(m) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(n) "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members

(o) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

(p) "Company" means Healthcare Services Group, Inc., a Pennsylvania corporation (or any successor corporation, except as the term "Company" is used in the definition of "Change in Control" above).
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(q) "Competing Business" means a business or enterprise (other than the Company and its direct or indirect Subsidiaries) that is engaged in the housekeeping, laundry, linen, and/or dietary services business, in any form whatsoever, which services healthcare and/or healthcare-related institutions in the continental United States.

(r) "Consultant" means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or non-employee Director.

(s) "Disability" means, with respect to any Participant who is an Employee, a permanent and total disability as defined in Code Section 22(e)(3).

(t) "Director" means any individual who is a member of the Board on or after the Effective Date.

(u) "Effective Date" shall have the meaning set forth in Section 21 of the Plan.

(v) "Eligible Recipient" means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator; provided, that any Awards granted prior to the date an Eligible Recipient first performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no Shares shall be issued or other payment made to such Eligible Recipient with respect to such Awards, prior to the date on which such Eligible Recipient first performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(w) "Employee" shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.

(x) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(y) "Executive Officer" means each Participant who is an executive officer (within the meaning of Rule 3B-7 under the Exchange Act) of the Company.

(z) "Exercise Price" means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award, as determined by the Administrator in accordance with Code Section 409A, as applicable.

(aa) "Fair Market Value" as of a particular date shall mean: (i) if the Shares are admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the Shares are then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with the regulations under Code Section 409A.

(bb) "Free Standing Rights" shall have the meaning set forth in Section 8(a) of the Plan.

(cc) "Good Reason" means, with respect to any Participant, (i) “good reason” as defined in an unexpired employment agreement or any other similar type of agreement applicable to the Participant, or (ii) in the case of a Participant who does not have an employment agreement or any other similar type of agreement or has an employment agreement or any other similar type of agreement that does not define “good reason,” a failure by the Company to pay material compensation due and payable to the Participant in connection with such Participant’s employment; provided, that a Participant shall not be entitled to resign for Good Reason unless (x) the Participant provides the Company with written notice of the event or condition that purportedly constitutes Good Reason within sixty (60) days following the initial occurrence thereof, (y) the Company fails to cure such event or condition within thirty (30) days following receipt of such written notice and (z) the Participant resigns his or her employment within thirty (30) days following the expiration of such cure period.

(dd) "Incentive Stock Option" means an Option that is intended to satisfy the requirements applicable to and to be treated as an "incentive stock option" described in Code Section 422.
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(ee) "Non-qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

(ff) "Option" means an option to purchase Shares granted pursuant to Section 7 of the Plan.

(gg) "Other Cash-Based Award" means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(hh) "Other Share-Based Award" means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(ii) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority provided for in Section 3 of the Plan, to receive an Award under the Plan, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient's death.

(jj) "Performance-Based Award" means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the Shares or units underlying the Performance-Based Award.

(kk) "Performance Goals" means performance goals based on performance criteria selected by the Administrator, which may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total shareholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the Shares; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Administrator in its sole discretion; and (xxxiv) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Administrator may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the Performance Goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Administrator.

(ll) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

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(mm) "Prior Plan" means the Second Amended and Restated Healthcare Services Group, Inc. 2012 Equity Incentive Plan, as amended from time to time.

(nn) "Related Rights" shall have the meaning set forth in Section 8(a) of the Plan.

(oo) "Restricted Shares" means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.

(pp) "Restricted Stock Unit" means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to a restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals, and vested Restricted Stock Units will be settled at the time(s), specified in the Award Agreement.

(qq) "Restricted Period" means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(rr) "Retirement" means, with respect to any Participant who is an Employee, a resignation or termination of employment (other than for Cause) upon the first to occur of the Participant attaining (i) age 65 or (ii) age 55 with ten (10) years of service with the Company or a Subsidiary (including years of service granted by the Company or a Subsidiary as a result of a merger, acquisition, or other transaction); provided further, that the Administrator may determine in its sole discretion that a resignation or termination of employment under other circumstances shall be considered a “Retirement” for purposes of the Plan.

(ss) "Rule 16b-3" shall have the meaning set forth in Section 3(a) of the Plan.

(tt) "Securities Act" means the Securities Act of 1933, as amended from time to time.

(uu) "Shares" means a share of Common Stock.

(vv) "Stock Appreciation Right" means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(ww) "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

(xx) "Substitute Award" shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

(yy) "Wrongful Solicitation" shall be deemed to occur when a Participant or former Participant directly or indirectly (except in the course of such Participant’s employment with the Company), for the purpose of conducting or engaging in a Competing Business, calls upon, solicits, advises or otherwise does, or attempts to do, business with any Person who is, or was, during the then most recent twelve (12) month period, a client of the Company or any of its Affiliates, or takes away or interferes or attempts to take away or interfere with any custom, trade, business, patronage or affairs of the Company or any of its Affiliates, or hires or attempts to hire any Person who is, or was during the most recent twelve (12) month period, an employee, officer, representative or agent of the Company or any of its Affiliates, or solicits, induces, or attempts to solicit or induce any person who is an employee, officer, representative or agent of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, or violate the terms of their contract, or any employment agreement, with it.

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Section 3. Administration.

(a) The Plan shall be administered by the Administrator in accordance with the requirements of Rule 16b-3 under the Exchange Act ("Rule 16b-3"), to the extent applicable.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to; (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) any confidentiality or restrictive covenant provisions applicable to the Award, and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Award Agreements evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vi) to determine Fair Market Value;

(vii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant's employment for purposes of Awards granted under the Plan;

(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(ix) to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan and Limitations on Awards.

(a) Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is the sum of (i) 2,500,000 Shares and (ii) any Shares under the Prior Plan subject to awards that, after the Effective Date, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 2,500,000.

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(b) The maximum number of Shares subject to Awards granted during any fiscal year to any non-employee Director, taken together with any cash fees paid to such non-employee Director during the fiscal year with respect to such Director’s service as a non-employee Director, shall not exceed $300,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Share-settled Stock Appreciation Rights or Options are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights or Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares (x) tendered to exercise outstanding Options or other Awards, (y) withheld to cover applicable taxes on any Awards or (z) repurchased on the open market using Exercise Price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, (A) Shares underlying Awards that are subject to the achievement of performance goals shall be counted against the Share reserve based on the target value of such Awards unless and until such time as such Awards become vested and settled in Shares, and (B) Awards that, pursuant to their terms, may be settled only in cash shall not count against the Share reserve set forth in Section 4(a).

(d) Except in the case of Substitute Awards granted pursuant to Sections 4(e) or 4(f) and subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (i) the Administrator may provide in an Award Agreement or following the time of grant that the vesting of an Award shall accelerate in the event of the Participant’s death or Disability and (ii) the Administrator may grant Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirement. Notwithstanding the foregoing, with respect to Awards to non-employee Directors, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s stockholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.

(e) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(f) In the event that the Company or an Affiliate thereof consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

Section. 5. Equitable Adjustments.

In the event of any Change in Capitalization, including, without limitation, a Change in Control, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (b) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its
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sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this
Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7. Options.

(a) General. The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Non-qualified Stock Options or a combination of both. With respect to all other Participants, the Administrator may grant only Non-qualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Non-qualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(b) Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Non-qualified Stock Options to the extent required by Code Section 422.

(c) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per Share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

(d) Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including, without limitation, Section 7(h)), if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

(e) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as
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the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(f) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

(g) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 of the Plan.

(h) Termination of Employment or Service. Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, the following terms and conditions shall apply:

(i) In the event of the termination of a Participant’s employment or service by the Company without Cause or due to a resignation by the Participant for any reason, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination (with such period being extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period), on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii) In the event of the termination of a Participant’s employment or service as a result of the Participant’s Disability or death, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(iii) In the event of the termination of a Participant’s employment or service due to Retirement, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three (3) years after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(iv) In the event of the termination of a Participant's employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(v) For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

(vi) Notwithstanding anything herein to the contrary, an Incentive Stock Option may not be exercised more than three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability. In the event that an Option is exercisable following the date that is three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability, such Option shall be deemed to be a Non-qualified Stock Option.

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(i) Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.

(j) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

(k) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 7(f)(i) or (ii), and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c) Exercisability.

(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d) Payment Upon Exercise.

(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
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(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(e) Termination of Employment or Service.

(i) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determine by the Administrator in the applicable Award Agreement.

(ii) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(f) Term.

(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(g) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

(h) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 8(h) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(h).

Section 9. Restricted Shares.

(a) General. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.

(b) Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

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Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c) Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii) Subject to this Section 9(c)(ii), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator in accordance with Section 18 of the Plan. Certificates for unrestricted Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(iii) The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.

Section 10. Restricted Stock Units.

(a) General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

(b) Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c) Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents, subject to Section 18 of the Plan. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.

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(iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant.

(e) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.

Section 11. Other Share-Based or Cash-Based Awards.

(a) The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b) The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12. Change in Control.

(a) The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement.

(b) Unless otherwise provided by the Administrator in an Award Agreement, in the event of a Change in Control:

(i) the Administrator may provide that any or all outstanding Awards shall be assumed and continued or an equivalent award substituted by the Company’s successor or a parent or subsidiary of such successor in connection with such Change in Control transaction; provided, however, that if within two (2) years following such Change in Control, a Participant’s employment is terminated by the Company or its successor without Cause or the Participant resigns for Good Reason, any Awards not previously vested shall immediately become vested and/or exercisable (and any applicable Performance Goals shall be deemed achieved at the greater of (x) target or (y) actual performance through the date of such termination); and

(ii) with respect to such outstanding Awards that are not assumed and continued or an equivalent award is not substituted by the Company's successor or a parent or subsidiary of such successor in connection with such Change in Control transaction, then any such Awards that have not previously vested shall immediately become vested and/or exercisable (and any applicable Performance Goals shall be deemed achieved at the greater of (x) target or (y) actual performance through the date of such Change in Control).

Section 13. Amendment and Termination.

(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant’s prior written consent.

(b) Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the Shares are traded or other applicable law, and (ii) without stockholder approval to the extent
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required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.

(c) Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 14. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 15. Deferrals of Payment.

To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall or may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants (or deferred settlement or payment required by the Administrator) shall be made in accordance with Code Section 409A, if applicable, and any other applicable law.

Section 16. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 17. Certain Forfeitures.

Unless otherwise provided by the Administrator in an Award Agreement, in the event (A) the Participant’s employment is terminated by the Company for Cause or (B) a Participant or former Participant engages in a Competing Business or in Wrongful Solicitation while in the employ of the Company or a Subsidiary, or during the thirteen (13) month period immediately following the termination of such Participant’s employment, the following rules shall apply:

(a) all Awards then held by the Participant (whether vested or not) shall be immediately forfeited without payment or other compensation of any kind; provided, however, that, which respect to any Awards for which the Participant
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was required to remit payment, the Company shall remit to the Participant the lesser of (i) the amount (if any) such Participant paid for such forfeited Awards and (ii) the Fair Market Value of the Shares underlying such forfeited Awards as of the date of termination; and

(b) notwithstanding subclause (a) of this Section 17, in the event that Shares underlying any previously vested and/or exercised Awards were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a Competing Business or in Wrongful Solicitation through the date that is thirteen (13) months following the termination of the Participant’s employment with the Company or a Subsidiary, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall immediately remit to the Company the Fair Market Value of such Shares, as determined on the date of disposition, less the amount (if any) paid by the Participant for such Shares

Section 18. Dividends; Dividend Equivalents.

Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying Award vests.

Section 19. Non-United States Employees.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 20. Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Under no circumstances will a Participant be permitted to transfer an Option or Stock Appreciation Right to a third-party financial institution without prior stockholder approval.

Section 21. Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 22. Effective Date.

The Plan was approved by the Board on April 21, 2020 and by the Company’s stockholders on May 26, 2020 (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of the Effective Date. Following the Effective Date, no new awards will be granted under the Prior Plan; however, for the avoidance of doubt, the Prior Plan and any applicable award agreements issued thereunder will continue to govern any awards that remain outstanding under the Prior Plan on and after the Effective Date.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 54

Section 23. Code Section 409A.

The intent of the parties is that payments and benefits under the Plan be either exempt from Code Section 409A or comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered consistent with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will be exempt from or in compliance with the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any Award being subject to, but not in compliance with, Code Section 409A.

Section 24. Compliance with Laws.

(a) The obligation of the Company to settle Awards in Shares or other consideration shall be subject to (i) all applicable laws, rules, and regulations, (ii) such approvals as may be required by governmental agencies or the applicable national securities exchange on which the Shares may be admitted, and (iii) policies maintained by the Company from time to time in order to comply with applicable laws, rules, regulations and corporate governance requirements, including, without limitation, with respect to insider trading restrictions. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator shall have the authority to provide that all Shares or other securities of the Company issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and the Administrator may cause a legend or legends to be put on certificates representing Shares or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(b) The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of Shares (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Shares, Restricted Stock Units or Other Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Shares, Restricted Stock Units or Other Share-Based Awards, or the underlying Shares in respect thereof.

Healthcare Services Group, Inc. | 2020 Proxy Statement | 55

Section 25. Erroneously Awarded Compensation

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 26. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law of such state.

Section 27. Plan Document Controls.

The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.
Healthcare Services Group, Inc. | 2020 Proxy Statement | 56

ANNUAL MEETING OF HEALTHCARE SERVICES GROUP, INC.

Date: May 26, 2020
Time: 10:00 A.M. (EDT)
Place: The Courtyard Philadelphia Bensalem, 3280 Tliiman Drive, Bensalem. PA 19020

Please make your marks like this: ☒ **Use dark black pencil or pen only.**

Board of Directors Recommends a Vote **FOR** proposals 1, 2, 3, and 4.

	For	Withhold		DIRECTORS RECOMMEND ↓
1. Election of 10 Directors				
01 Theodore Wahl	☐	☐		For
02 John M. Briggs	☐	☐		For
03 Robert L. Frome	☐	☐		For
04 Dino D. Ottaviano	☐	☐		For
05 Michael E. McBryan	☐	☐		For
06 Diane S. Casey	☐	☐		For
07 John J. McFadden	☐	☐		For
08 Jude Visconto	☐	☐		For
09 Daniela Castagnino	☐	☐		For
10 Laura Grant	☐	☐		For
	For	**Against**	**Abstain**	
2. To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for the current fiscal year ending December 31, 2020.	☐	☐	☐	For
3. To consider an advisory vote on executive compensation	☐	☐	☐	For
4. To approve and adopt the Company's 2020 Omnibus Incentive Plan.	☐	☐	☐	For
5. To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement.				

Authorized Signatures - This section must be completed for your Instructions to be executed.

____________________ Please Sign Here

____________ Please Date Above

____________________ Please Sign Here

____________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

↑ Please separate carefully at the perforation and return just this portion in the envelope provided. ↑

Annual Meeting of Healthcare Services Group, Inc.
to be held on Tuesday, May 26, 2020
for Holders as of April 1, 2020
This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To:
www.proxypush.com/HCSG

- Cast your vote online.
- View Meeting Documents

OR

TELEPHONE

Call
866-390-5232

- Use any touch-tone telephone.
- **Have your Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

The undersigned, revoking all previous proxies, hereby appoints Theodore Wahl and Jason J. Bundick, attorneys proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said corporation to be held at the place set forth above, and at any adjournment or postponement thereof, in the transaction of such business as may properly come before the meeting or any adjournment or postponement thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, AND FOR PROPOSAL 2, 3, AND 4.

All votes must be received by 11:59 P.M., Eastern Time, May 25, 2020.

PROXY TABULATOR FOR

HEALTHCARE SERVICES GROUP, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Copyright © 2020 Mediant Communications, Inc. All Rights Reserved

**Proxy - Healthcare Services Group, Inc.**
**Annual Meeting of Stockholders**
**May 26, 2020, 10:00 a.m. (Eastern Daylight Time)**
**This Proxy is Solicited on Behalf of the Board of Directors**

**The undersigned appoints Theodore Wahl and Jason J. Bundick (the "Named Proxies) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Healthcare Services Group, Inc. a Pennsylvania corporation ("the Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, PA 19020, on Tuesday, May 26, 2020 at 10:00 a.m.(EDT) and all adjournments thereof.**

**The purpose of the Annual Meeting is to take action on the following:**

1. **To elect ten directors;**

3. **To consider an advisory vote on executive compensation;**

There are nine directors and one new nominee. They are: Theodore Wahl, John M. Briggs, Robert L. Frome, Dino D. Ottaviano, Michael E. McBryan, Diane S. Casey, John J. McFadden, Jude Visconto, Daniela Castagnino and new nominee Laura Grant.

The Board of Directors of the Company recommends a vote "FOR" all nominees for director, and "FOR" proposals 2, 3, and 4.

**THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AND FOR THE ADOPTION OF THE 2020 OMNIBUS INCENTIVE PLAN ALL AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.**

**(Continued and to be signed on the reverse side.)**

**You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.**

**To attend the meeting and vote your shares in person, please mark this box.** ☐

↑ Please separate carefully at the perforation and return just this portion in the envelope provided. ↑